                                                                   EXHIBIT 2.1



David S. Kurtz, Esq.
Timothy R. Pohl, Esq.
JONES, DAY, REAVIS & POGUE
77 West Wacker
Chicago, Illinois  60601-1692
Telephone:   (312) 782-3939
Telecopier:  (312) 782-8585

Attorneys for Debtors and
Debtors in Possession

David C.L. Frauman, Esq. (State Bar No. 11140)
Eric Reimer, Esq. (State Bar No. 130789)
MILBANK, TWEED, HADLEY & McCLOY
601 South Figueroa Street, 30th Floor
Los Angeles, California  90017
Telephone:   (213) 892-4000
Telecopier:  (213) 629-5063

Attorneys for the Senior Lenders

Richard M. Pachulski, Esq. (State Bar No. 90073)
Jeremy V. Richards, Esq. (State Bar No. 102300)
PACHULSKI, STANG, ZIEHL & YOUNG P.C.
10100 Santa Monica Boulevard, Suite 1100
Los Angeles, California  90067
Telephone:   (310) 277-6910
Telecopier:  (310) 201-0760

Attorneys for Nu-Tech Bio-Med, Inc.



                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA


In re:                                             )    Jointly Administered
                                                   )    Case No. SV96-23185-GM
PHYSICIANS CLINICAL LABORATORY, INC.,              )
a Delaware corporation, et al.,                    )    Chapter 11
                                                   )
                        Debtors.                   )    SECOND AMENDED JOINT PLAN OF REORGANIZATION OF
                                                   )    PHYSICIANS CLINICAL LABORATORY, INC. AND ITS
                                                   )    AFFILIATED DEBTORS
                                                   )
                                                   )
                                                   )
                                                   )
______________________________                     )
                                                   )
                                                   )

                                  INTRODUCTION

         Physicians Clinical Laboratory, Inc., a Delaware corporation, Quantum Clinical Laboratories, Inc., a California corporation, Regional Reference Laboratory Governing Corporation, a California corporation, Diagnostic Laboratories, Inc., a California corporation, and California Regional Reference Laboratory, a California partnership (collectively, the "Debtors"), the Senior Lenders (as defined herein) and Nu-Tech (as defined herein) (the Debtors, the Senior Lenders and Nu-Tech shall be referred to herein collectively as the "Proponents") propose the following joint plan of reorganization for the satisfaction of the Debtors' outstanding creditor claims and equity interests. Reference is made to the Debtors' disclosure statement, distributed contemporaneously with the Plan (the "Disclosure Statement"), for a discussion of the Debtors' history, businesses, properties, results of operations and projections for future operations, and for a summary and analysis of the Plan and certain related matters. The Plan, and the distributions made under it, are premised upon the substantive consolidation of the chapter 11 cases of the Debtors for purposes of the Plan and the distribution provisions thereof, as provided under Section 9.1 below.

         ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN THE PLAN, THE PROPONENTS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN PRIOR TO ITS CONSUMMATION.

                                   ARTICLE I.

                    DEFINED TERMS, RULES OF INTERPRETATION,
                     COMPUTATION OF TIME AND GOVERNING LAW

1.1      DEFINED TERMS

         As used in the Plan, capitalized terms and phrases have the meanings set forth below. Any term used in the Plan that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

         1.1.1 "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods or other services); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. Section Section 1911-1930. Administrative Claims shall not include any Claims relating to the DIP Financing Facility.

         1.1.2 "AFFILIATE" means PCL or any corporation, limited liability company or partnership in which PCL directly or indirectly owns 50% or more of the equity interest of such entity.

         1.1.3   "AGENT" means OCM Administrative Services, LLC.

         1.1.4   "ALLOWED CLAIM" means:

                 1.1.4.1 a Claim that has been listed by a Debtor in its Schedules as other than disputed, contingent or unliquidated and as to which a Debtor has not timely Filed an objection thereto;

                 1.1.4.2 a Claim that either is not a Disputed Claim or has been allowed by a Final Order if a proof of Claim has been filed by the Bar Date or has otherwise been deemed timely Filed under applicable law;

                 1.1.4.3 a Claim that is allowed: (i) in any Stipulation of Amount and Nature of Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any Stipulation of Amount and Nature of Claim executed on or after the Confirmation Date; or
         (iii) in any contract, instrument, indenture or other agreement or document entered into in connection with the Plan;

         1.1.5 "ALLOWED . . . CLAIM" means an Allowed Claim in the particular Class(es) or categories described.

         1.1.6 "ALLOWED INTEREST" means an Interest: (a) that is registered as of the Distribution Record Date in a stock register that is maintained by or on behalf of a Debtor and (b) either (i) is not a Disputed Interest or (ii) has been allowed by a Final Order.

         1.1.7 "BALLOTS" means the ballots accompanying the Disclosure Statement upon which holders of Impaired Claims or Impaired Interests entitled to vote on the Plan shall indicate their acceptance or rejection of the Plan in accordance with the Voting Instructions.

         1.1.8 "BANKRUPTCY CODE" means title 11 of the United States Code, as now in effect or hereafter amended.

         1.1.9 "BANKRUPTCY COURT" means the United States District Court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to 28 U.S.C. Section 157, the bankruptcy unit of the District Court.

         1.1.10 "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the general and local rules of the Bankruptcy Court, as now in effect or hereafter amended.

         1.1.11 "BAR DATE" means the bar date for Filing proofs of Claim established by an order of the Bankruptcy Court.

         1.1.12 "BUSINESS DAY" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

         1.1.13 "CRRL" means California Regional Reference Laboratory, a California limited partnership.

         1.1.14 "CAPITAL STOCK" means, collectively, the Old Common Stock of each Debtor, the Old Stock Options and the Old Warrants.

         1.1.15  "CASH" means cash and cash equivalents.

         1.1.16 "CHAPTER 11 CASES" means, collectively, the cases commenced under chapter 11 of the Bankruptcy Code by the Debtors.

         1.1.17 "CLAIM" means a claim (as defined in section 101(5) of the Bankruptcy Code) against any Debtor.

         1.1.18  "CLASS" means a class of Claims or Interests, as described in
Article III below.

         1.1.19 "CLASS 5 DISBURSEMENT ACCOUNT" means the account of the Third-Party Disbursing Agent established for the benefit of holders of Claims in Class 5, into which the Cash and New Unsecured Note to be distributed to holders of Allowed Claims in Class 5, pursuant to Section 3.2.5 below, shall be deposited, if the Voting Condition is satisfied.

         1.1.20  "CONFIRMATION" means the entry of the Confirmation Order.

         1.1.21 "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

         1.1.22 "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         1.1.23  "DEBTORS" means, collectively, PCL, QCL, DLI, RRLGC and CRRL.

         1.1.24 "DIP FINANCING FACILITY" means the postpetition credit facility extended to the Debtors under section 364 of the Bankruptcy Code.

         1.1.25 "DISBURSING AGENT" means Reorganized PCL, in its capacity as Disbursing Agent, or any Third-Party Disbursing Agent.

         1.1.26 "DISCLOSURE STATEMENT" means the Disclosure Statement of even date herewith, as amended, modified or supplemented (and all exhibits or schedules annexed thereto or referenced therein), which relates to the Plan, and which shall be prepared and distributed in accordance with sections 1125 and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018.

         1.1.27 "DISPUTED CLAIM" means, for the purpose of receiving distributions pursuant to the Plan:

                 1.1.27.1 a Claim as to which, if no proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law and such Claim has been scheduled by a Debtor in its schedule of liabilities as other than disputed, contingent or unliquidated, the applicable Debtor has Filed an objection by the Effective Date; or

                 1.1.27.2 a Claim as to which, if a proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law, an objection has been timely Filed by the applicable Debtor or any other party in interest and such objection has not been withdrawn on or before any date fixed by the Plan or order of the Bankruptcy Court for Filing such objections and such objection has not been denied by a Final Order. For the purpose of receiving distributions pursuant to the Plan, a Claim or Claims asserted in a proof of Claim shall be considered a Disputed Claim in its entirety if an objection is timely Filed to any portion of such Claim or Claims.

         1.1.28 "DISPUTED INTEREST" means any Interest as to which a Debtor has listed in its Schedules as disputed, interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or any Interest otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

         1.1.29 "DISTRIBUTION DATE" means the last Business Day of the calendar quarter ending not less than 30 days following the Effective Date and the last Business Day of each calendar quarter thereafter, through and including the Final Distribution Date.

         1.1.30 "DISTRIBUTION RECORD DATE" means the close of business on the Business Day immediately preceding the Effective Date.

         1.1.31 "DLI" means Diagnostic Laboratories, Inc., a California corporation.

         1.1.32 "DOCUMENT REVIEWING CENTERS" means (a) In-House Management Services Company, 10351 Santa Monica Boulevard, Unit #101A, West Los Angeles, California 90025, (b) Jones, Day, Reavis & Pogue, 555 West Fifth Street, Suite 4600, Los Angeles, California 90013-1025, (c) Andrews & Kurth, 601 South Figueroa Street, Suite 4200, Los Angeles, California 90017 and (d) PCL, 2495 Natomas Park Drive, Suite 600, Sacramento, California 95833.

         1.1.33 "EFFECTIVE DATE" means a Business Day, as determined by the Debtors, that is as soon as reasonably practicable but that is at least 11 days after the Confirmation Date and on which: (a) no stay of the Confirmation Order is in effect and (b) all conditions to the Effective Date set forth in
Section 9.2 below have been satisfied or waived (if available) pursuant to
Section 9.3 below.

         1.1.34 "EMPLOYMENT AGREEMENT" means the Employment Agreement to be entered into as of the Effective Date between Reorganized PCL and J. Marvin Feigenbaum, pursuant to which J. Marvin Feigenbaum shall be employed by Reorganized PCL as chief executive officer.

         1.1.35 "ESTATE" means, collectively, the estate created for each Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

         1.1.36  "EXCHANGE ACT" means the Exchange Act of 1934, as amended.

         1.1.37 "EXISTING LENDER AGREEMENTS" means, collectively, the original credit agreements, guaranties, letters of credit, reimbursement agreements and other documents executed and/or agreements entered into by each Debtor relating to the Senior Debt Claims, including, but not limited to, those agreements listed in Exhibit E hereto.

         1.1.38 "FILE," "FILED" OR "FILING" means file, filed or filing with the Bankruptcy Court in the Chapter 11 Cases.

         1.1.39 "FINAL DISTRIBUTION DATE" means the date the Disbursing Agent makes a final distribution to holders of Allowed Claims and Interests as provided in Articles VII and VIII below, which shall be a Business Day as soon as practicable after the later of (a) the date all Disputed Claims have been resolved by Final Order and (b) one year after the Effective Date.

         1.1.40 "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Chapter 11 Case, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired, and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been dismissed or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

         1.1.41 "HEADLEY CLAIMS" means the Unsecured Claims of Mr. Nathan L. Headley against any of the Debtors, if any, including without limitation Claims arising from the rejection of any and all employment contracts or agreements between Mr. Nathan L. Headley and any of the Debtors authorized by a Final Order to be treated as an Allowed Claim, in an amount not exceeding $390,000.

         1.1.42 "IMPAIRED . . ." means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.1.43 "INDENTURE TRUSTEE" means U.S. Trust of California, N.A., as Trustee under the Old Indenture.

         1.1.44 "INTERCOMPANY CLAIM" means, collectively, (a) any account reflecting intercompany book entries by one Debtor with respect to any other Debtor and (b) any Claim not reflected in such book entries that is held by a Debtor against any other Debtor.

         1.1.45 "INTEREST" means, collectively, the rights of holders of Capital Stock and Old Common Stock of the Subsidiaries, including redemption rights, dividend rights and liquidation preferences.

         1.1.46 "MASTER BALLOTS" means the master ballots accompanying the Disclosure Statement upon which the acceptance or rejection of the Plan by holders of Impaired Claims and Interests shall be indicated in accordance with the Voting Instructions.

         1.1.47 "MSI" means Medical Science Institute, d/b/a MSI Laboratories, a California corporation.

         1.1.48 "MSI ACQUISITION" means the acquisition by PCL of 100% of the stock of MSI from Nu-Tech, as approved by order of the Bankruptcy Court on January 29, 1997.

         1.1.49 "MSI ACQUISITION NOTE" means that certain promissory note to be issued by PCL in favor of Nu-Tech in the original principal amount of $5,000,000, as part of the purchase price for the MSI Acquisition.

         1.1.50 "NEW COMMON STOCK" means 2,500,000 shares of Common Stock of Reorganized PCL, which shares constitute 100% of such common stock to be issued and outstanding immediately after the Effective Date, which shares shall be authorized, fully prepaid and nonassessable, pursuant to the New PCL Certificate of Incorporation.

         1.1.51 "NEW COMMON STOCK REGISTRATION RIGHTS AGREEMENT" means that certain agreement to be entered into on the Effective Date by Reorganized PCL and the Senior Lenders, which shall be substantially in the form set forth in Exhibit F(2).


         1.1.52 "NEW COMPENSATION PLANS" means collectively, the employment, retirement, indemnification and other agreements, and the welfare benefits and other incentive plans to be entered into or implemented by Reorganized PCL as of the Effective Date, summaries of which are set forth in Exhibit J.

         1.1.53 "NEW CREDIT FACILITY" means the lending facility to be provided to Reorganized PCL, if in Reorganized PCL's business judgment such facility should be entered into, on or after the Effective Date, in an amount up to $10 million to be secured solely by accounts receivable and the proceeds thereof of Reorganized PCL, pursuant to the terms and conditions of the New Credit Facility Agreement.

         1.1.54 "NEW CREDIT FACILITY AGREEMENT" means the agreement to be entered into on or after the Effective Date by and among Reorganized PCL and the lender(s) that are signatories thereto, pursuant to which such lender will provide Reorganized PCL with the New Credit Facility.

         1.1.55 "NEW CREDIT FACILITY DOCUMENTS" means the New Credit Facility Agreement and all documents executed in connection therewith.

         1.1.56 "NEW INDENTURE" means, collectively, the indenture between Reorganized PCL and the trustee named therein, substantially in the form of Exhibit H, and all related collateral, pledge, security or other similar agreements, which indenture and other agreements relate to the New Senior Notes.

         1.1.57 "NEW INTERCREDITOR AGREEMENT" means an intercreditor agreement, in form and substance satisfactory to the Senior Lenders, to be entered into by the holders of the New Senior Notes, the trustee under the New Indenture, Reorganized PCL and the lender(s) under the New Credit Facility setting forth their respective rights in and to the collateral of Reorganized PCL and providing, inter alia, that the lender(s) under the New Credit Facility shall have a first priority lien on the accounts receivable of Reorganized PCL and the trustee under the New Indenture shall have a first priority lien on substantially all of the other assets of Reorganized PCL and a second priority lien on the accounts receivable of Reorganized PCL.

         1.1.58 "NEW PCL CERTIFICATE OF INCORPORATION" means the Amended and Restated Certificate of Incorporation of Reorganized PCL, which shall be in substantially the form set forth in Exhibit A.

         1.1.59 "NEW PCL BYLAWS" means the Amended and Restated Bylaws of Reorganized PCL, which shall be substantially in the form set forth in Exhibit B.

         1.1.60 "NEW REGISTRATION RIGHTS AGREEMENTS" means, collectively, (a) the New Common Stock Registration Rights Agreement and (b) the New Senior Notes Registration Rights Agreement.

         1.1.61 "NEW SECURITIES" means, collectively, the (a) New Common Stock, (b) New Warrants, (c) New Senior Notes and (d) New Unsecured Note.

         1.1.62 "NEW SENIOR NOTES" means the Senior Secured 10% Notes Due 2004, to be issued by Reorganized PCL, pursuant to the New Indenture, substantially in the form provided therein.

         1.1.63 "NEW SENIOR NOTES REGISTRATION RIGHTS AGREEMENT" means that certain agreement to be entered into on the Effective Date by Reorganized PCL and the recipients of New Senior Notes, which shall be in substantially the form set forth in Exhibit F(1).

         1.1.64 "NEW UNSECURED NOTE" means the Unsecured Promissory Note Due 1998, to be issued by Reorganized PCL on the Effective Date, payable to the Third-Party Disbursing Agent for the Class 5 Disbursement Account, in the original principal amount of $400,000.

         1.1.65 "NEW WARRANT AGREEMENT" means the Warrant Agreement, in substantially the form set forth in Exhibit G, providing for the issuance of New Warrants to purchase 131,579 shares of New Common Stock, which constitutes 5% of the aggregate amount of shares of New Common Stock to be issued and outstanding immediately after the Effective Date, on a fully diluted basis.

         1.1.66 "NEW WARRANTS" means the warrants, each to purchase one share of New Common Stock, to be issued by Reorganized PCL pursuant to the New Warrant Agreement, which warrants shall be issued to holders of Allowed Class 7 Interests pursuant to Section 3.2.7 of the Plan, and which warrants each shall
(a) enable the holder thereof to purchase one share of New Common Stock for $13.30 and (b) expire on the date occurring five years after the Effective Date.

         1.1.67  "NU-TECH" means Nu-Tech Bio-Med, Inc., a Delaware corporation.

         1.1.68 "NU-TECH SENIOR DEBT CLAIM" means, collectively, all Claims of Nu-Tech under the Existing Lender Agreements.

         1.1.69 "NU-TECH STOCK PURCHASE" means the purchase by Nu-Tech on the Effective Date of 425,000 shares of New Common Stock, which constitutes 17% of the aggregate amount of New Common Stock to be issued and outstanding on the Effective Date, in consideration for forgiveness of all amounts payable under the MSI Acquisition Note.

         1.1.70 "OFFICIAL COMMITTEE" means either the Official Committee of Unsecured Creditors of the Debtors appointed pursuant to section 1102 of the Bankruptcy Code or, after the

Effective Date, the committee formed pursuant to Section 8.4.1 below.

         1.1.71 "OLD COMMON STOCK OF . . ." means, when used with reference to a particular Debtor, the common stock issued by such Debtor and outstanding immediately prior to the Effective Date and, with respect to CRRL, the partnership interests of RRLCC and PCL. When used without reference to a particular Debtor, "Old Common Stock" means the common stock issued by PCL and outstanding immediately prior to the Effective Date.

         1.1.72 "OLD INDENTURE" means, collectively, that certain Indenture dated as of August 24, 1993 by and among PCL, Donaldson, Lufkin & Jenrette Securities Corporation and Smith Barney Shearson, Inc., and all related agreements, which indenture and other agreements relate to the Old Subordinated Debentures.

         1.1.73 "OLD STOCK OPTIONS" means the options, outstanding immediately prior to the Petition Date, to purchase Old Common Stock.

         1.1.74 "OLD SUBORDINATED DEBENTURE CLAIMS" means, collectively, all Claims of holders of Old Subordinated Debentures relating to the Old Subordinated Debentures.

         1.1.75 "OLD SUBORDINATED DEBENTURES" means the 7.5% Convertible Subordinated Debentures Due 2000 issued by PCL pursuant to the Old Indenture.

         1.1.76 "OLD WARRANTS" means the warrants, outstanding immediately prior to the Petition Date, to purchase Old Common Stock.

         1.1.77 "OTHER SECURED CLAIMS" means, collectively, all Secured Claims against a Debtor held by any entity, other than the Secured Claims of the Senior Lenders and Nu-Tech and other than the DIP Financing Facility Claims.

         1.1.78 "PCL" means Physicians Clinical Laboratory, a Delaware corporation.

         1.1.79 "PCL/SUBSIDIARY DEBTOR MERGER" means the merger of each Subsidiary Debtor and MSI into PCL, as provided in Section 5.1.2 below, pursuant to the PCL/Subsidiary Debtor Merger Agreement.

         1.1.80 "PCL/SUBSIDIARY DEBTOR MERGER AGREEMENT" means the agreement to be entered into on the Effective Date by PCL and each Subsidiary Debtor and MSI, in substantially the form of Exhibit C, providing for the merger of each Subsidiary Debtor and MSI into PCL.

         1.1.81  "PETITION DATE" means November 8, 1996.

         1.1.82 "PLAN" means this joint chapter 11 plan of reorganization of Physicians Clinical Laboratory, Inc. and its Affiliated Debtors and all Exhibits annexed hereto or referenced herein, as the same may be amended, modified or supplemented.

         1.1.83 "PRIORITY CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code and that is not an Administrative Claim or a Priority Tax Claim.

         1.1.84 "PRIORITY TAX CLAIM" means a Claim of a governmental unit that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

         1.1.85  "PRO RATA" means:

                 1.1.85.1 so that with respect to an Allowed Senior Lender Claim, the ratio of (i)(a) the number of shares of New Common Stock or New Senior Notes to be distributed on account of a particular Allowed Senior Lender Claim to (b) the amount of such Allowed Senior Lender Claim, is the same as the ratio of (ii)(a) the number of shares of New Common Stock or New Senior Notes to be distributed on account of all Allowed Senior Lender Claims to (b) the amount of all Allowed Senior Lender Claims;

                 1.1.85.2 so that with respect to an Allowed Old Subordinated Debenture Claim, the ratio of (i) (a) the number of shares of New Common Stock to be distributed on account of a particular Allowed Old Subordinated Debenture Claim to (b) the amount of such Allowed Old Subordinated Debenture Claim, is the same as the ratio of (ii) (a) the number of shares of New Common Stock to be distributed on account of all Allowed Old Subordinated Debenture Claims to (b) the amount of all Allowed Old Subordinated Debenture Claims;

                 1.1.85.3 so that with respect to an Allowed Class 5 Claim, the ratio of (i) (a) Cash and proceeds of the New Unsecured Note to be distributed on account of a particular Allowed Class 5 Claim to (b) the amount of such Allowed Class 5 Claim is the same as the ratio of (ii) (a) the aggregate Cash and proceeds of the New Unsecured Note to be distributed on account of all Allowed Class 5 Claims, net of fees, costs and expenses to be paid out of the funds in the

         Class 5 Disbursement Account pursuant to Sections 8.1.2 and 8.3 below to (b) the amount of all Allowed Class 5 Claims;

                 1.1.85.4 so that with respect to an Allowed Interest consisting of Old Common Stock of PCL, the ratio of (i) (a) the number of New Warrants to be distributed on account of a particular Allowed Interest to (b) the amount of such Allowed Interest, is the same as the ratio of (ii) (a) the number of New Warrants to be distributed on account of all Allowed Interests consisting of Old Common Stock of PCL to (b) the amount of all such Allowed Interests; and

                 1.1.85.5 when used with reference to distributions of the Reorganization Investment Yield, the ratio, as of the date upon which the distribution of the Reorganization Investment Yield is made, of (i) (a) the portion of the Reorganization Investment Yield to be distributed to the Holder of an Allowed Claim pursuant to Articles VII and VIII of the Plan to (b) the aggregate amount of the Reorganization Investment Yield is the same as the ratio of (ii) (a) the Allowed Amount of such Claim to (b) the sum of the aggregate amount of the Claims which are Disputed and the aggregate amount of Claim on account of which distributions are undeliverable.

         1.1.86 "PROFESSIONAL" means any professional employed in the Chapter 11 Cases pursuant to sections 327 or 1103 of the Bankruptcy Code and the professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

         1.1.87 "PROVIDER AGREEMENTS" means any and all health care provider agreements between the Debtors, on the one hand, and Federal and State governments or third parties, or their respective agencies or agents, on the other hand.

         1.1.88 "QCL" means Quantum Clinical Laboratories, Inc., a California corporation.

         1.1.89 "RRLGC" means Regional Reference Laboratory Governing Corporation, a California corporation.

         1.1.90 "REINSTATED" OR "REINSTATEMENT" means rendering a Claim unimpaired pursuant to section 1124 of the Bankruptcy Code.

         1.1.91 "REORGANIZATION INVESTMENT YIELD" means the net yield earned by the Disbursing Agent from the investment of Cash held pending distribution pursuant to the Plan (including dividends and other distributions on undeliverable New Securities from the date that such distribution would have first been due had it then been deliverable to the date that such distribution becomes deliverable), which investment shall be in a manner consistent with Reorganized PCL's investment and deposit guidelines.

         1.1.92 "REORGANIZED PCL" means the corporation that is the surviving corporation in the PCL/Subsidiary Debtor Merger or, until the PCL/Subsidiary Debtor Merger is effected, collectively, the Debtors on and after the Effective Date.

         1.1.93 "SCHEDULES" means, collectively, the: (a) schedules of assets and liabilities and the statements of financial affairs, if any, Filed by the Debtors in the Chapter 11 Cases, pursuant to section 521 of the Bankruptcy Code, the Bankruptcy Rules and the Official Bankruptcy Forms; and

(b) schedule of unliquidated, disputed or contingent Claims, as required by any Local Rule of the Bankruptcy Court, as such requirements may be modified by any order of the Bankruptcy Court.

         1.1.94 "SECURED CLAIM" means a Claim that is secured by a lien on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

         1.1.95 "SECURITIES ACT" means the Securities Act of 1933, 15 U.S.C. Section Section 77a-77aa, as now in effect or hereafter amended.

         1.1.96 "SENIOR DEBT CLAIMS" means, collectively, all Claims of the Senior Lenders under the Existing Lender Agreements.

         1.1.97 "SENIOR LENDERS" means, collectively, the Agent and the other entities listed on Exhibit D and their successors and assigns, excluding Nu-Tech.

         1.1.98 "STIPULATION OF AMOUNT AND NATURE OF CLAIM" means a stipulation or other document that a Debtor has sent or may send to a holder of a Claim that states the Debtor's position regarding the amount or nature of the holder's Claim and requests such holder's agreement with the Debtor's position.

         1.1.99 "SUBSIDIARY DEBTORS" means, collectively, DLI, QCL, RRLGC and CRRL.

         1.1.100 "SUBSTANTIVE CONSOLIDATION" means the combining of the Estates, for purposes of the Plan and the distributions therein, by aggregating their assets and liabilities and eliminating Intercompany Claims, as provided for pursuant to Section 9.1 of the Plan.

         1.1.101 "SUTTER" means Sutter General Hospital, Sutter Health, and any and all affiliates thereof.

         1.1.102 "SUTTER CLAIMS" means any and all Claims of Sutter arising out of payment of the Sutter Guaranty.

         1.1.103 "SUTTER GUARANTY" means that certain General Continuing Guaranty in the amount of $3,500,000 dated as of May 10, 1995, by Sutter for the benefit of the Senior Lenders and Nu-Tech.

         1.1.104 "THIRD-PARTY DISBURSING AGENT" means (a) with respect to the Disbursing Agent for Class 5, Credit Managers Association of California and (b) with respect to any other Class, any entity designated by the Debtors or Reorganized PCL to act as a Disbursing Agent.

         1.1.105 "UNIMPAIRED CLAIM" means a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.1.106 "UNSECURED CLAIM" means any Claim which is not an Administrative Claim, Priority Claim, Priority Tax Claim, Secured Claim or Old Subordinated Debenture Claim.

         1.1.107 "VOTING CONDITION" means that Class 5 Claims and Class 6 Claims shall have each voted to accept the Plan in accordance with section 1126 of the Bankruptcy Code; provided, however, that for purposes of determining whether the Voting Condition is satisfied, Class 5 and Class 6 Claims held by any Proponents shall be deemed to have been voted in favor of the

Plan, whether or not such Claims are actually voted in favor of the Plan.

         1.1.108 "VOTING INSTRUCTIONS" means the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "Voting and Confirmation of the Plan -- Voting Procedures and Requirements" and accompanying the Ballots and the Master Ballots.

         1.1.109 "VOTING RECORD DATE" means February 11, 1997.

1.2      RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW

         1.2.1   RULES OF INTERPRETATION

         For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented; (d) if the Plan's description of the terms of an Exhibit is inconsistent with the terms of the Exhibit, the terms of the Exhibit shall control; (e) unless otherwise specified, all references in the Plan to Articles, Sections, Clauses and Exhibits are references to Articles, Sections, Clauses and Exhibits of or to the Plan; (f) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, to the extent such rules are not inconsistent with any other provision in this Section 1.2.1.

         1.2.2   COMPUTATION OF TIME

         In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         1.2.3   GOVERNING LAW

         Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to the principles of conflicts of law thereof.
                                  ARTICLE II.

                 ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

         In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below in Article II, have not been classified.

2.1      ADMINISTRATIVE CLAIMS

         2.1.1   IN GENERAL

                 Subject to the provisions of Sections 2.1.2 and 2.1.3 below with respect to the Administrative Claims bar date and

Professionals, respectively, on the Effective Date, each holder of an Allowed Administrative Claim shall receive Cash equal to the amount of such Allowed Administrative Claim, unless such holder and the applicable Debtor or Reorganized PCL agree to other terms or a Final Order of the Bankruptcy Court provides for other terms; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by a Debtor pursuant to the Plan (including Administrative Claims of governmental units for taxes) shall be assumed on the Effective Date and paid, performed or settled by Reorganized PCL when due in accordance with the terms and conditions of the particular agreements governing such obligations, without the need for holders of such Claims to comply with Section
2.1.2 below .

         2.1.2   BAR DATE FOR ADMINISTRATIVE CLAIMS

                 Requests for payment of Administrative Claims must be Filed and served on the Debtors or Reorganized PCL no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Claims and that do not File and serve a request by such date shall be forever barred from asserting such Claims against the Debtors, Reorganized PCL or their respective property. Objections to such requests must be Filed and served on Reorganized PCL and the requesting party no later than 30 days after the date on which the applicable request for payment was Filed.

         2.1.3   PROFESSIONALS

                 Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases) shall File and serve on Reorganized PCL and counsel for Reorganized PCL an application for final allowance of compensation and reimbursement of expenses no later than 30 days after the Effective Date, unless such Filing and service deadline is extended by the Bankruptcy Court. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on Reorganized PCL, counsel for Reorganized PCL and the requesting Professional or other entity no later than 30 days after the date on which the applicable application for compensation or reimbursement was Filed.

2.2      PRIORITY TAX CLAIMS

         Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized PCL, each holder of a Priority Tax Claim will receive, in full satisfaction of such Claim, deferred cash payments over a period not exceeding six years from the date of assessment of such Claim. Payments will be made in equal quarterly installments of principal, plus simple interest accruing from the Effective Date at 8% per annum on the unpaid portion of each Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Priority Tax Claims with deferred cash payments having a value as of the Effective Date equal to such Claims). Unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized PCL, the first payment will be payable one year after the Effective Date or, if the Priority Tax Claim is not allowed within one year after the Effective Date, the first day of the quarter following the date on which (a) an order allowing such Claim becomes a Final Order or (b) a Stipulation regarding the Amount and Nature of Claim is executed by Reorganized PCL and the Claim holder; provided, however, that Reorganized PCL will have the right to pay any Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty.

2.3      DIP FINANCING FACILITY CLAIMS

         Immediately prior to the Effective Date, provided that no unwaived events of default exist under the DIP Financing Facility, any amounts available under the DIP Financing Facility shall be borrowed by PCL so that the total outstanding principal balance thereunder is $9,800,000. On the Effective Date, any and all amounts owing under the DIP Financing Facility shall be deemed fully and finally forgiven without any payment by the Debtors or further action by any party.

2.4      QUARTERLY FEES TO U.S. TRUSTEE

         Reorganized PCL shall pay all quarterly fees payable to the U.S. Trustee's Office for the Debtors and MSI after Confirmation, consistent with applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

                                  ARTICLE III.

                               CLASSIFICATION AND
                            TREATMENT OF CLASSIFIED
                              CLAIMS AND INTERESTS

         All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes described below. All such Claims against each Debtor are classified premised on the Substantive Consolidation of the Debtors.

         A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes only to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

3.1      SUMMARY

          Class                                                 Status
          Class 1 - Priority Claims                             Unimpaired - not entitled to vote

          Class 2 - Senior Debt Claims                          Impaired - entitled to vote

          Class 3 - Nu-Tech Senior Debt Claims                  Impaired - entitled to vote

          Class 4 - Other Secured Claims                        Unimpaired - not entitled to vote

          Class 5 - Unsecured Claims                            Impaired - entitled to vote

          Class 6 - Old Subordinated Debenture Claims           Impaired - entitled to vote

          Class 7 - Interests of holders of Old                 Impaired - entitled to vote
          Common Stock in PCL

          Class                                                 Status
          Class 8 - Interests of holders of Interests           Unimpaired - not entitled to vote
          in Subsidiaries

          Class 9 - Interests of holders of Old Stock           Impaired - deemed to have rejected the
          Options and Old Warrants                              Plan


3.2      CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

         3.2.1   CLASS 1 - PRIORITY CLAIMS

                 Classification: Class 1 consists of all Priority Claims against the Debtors.


                 Treatment: On the Effective Date, each holder of an Allowed Class 1 Claim shall receive Cash equal to the amount of such Claim, unless the holder of such Claim and Reorganized PCL agree to a different treatment. Any Allowed Class 1 Claim not due and owing on the Effective Date will be paid in full in Cash by Reorganized PCL when such Claim becomes due and owing.

                 Voting: Class 1 is unimpaired, and the holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

         3.2.2   CLASS 2 - SENIOR DEBT CLAIMS

                 Classification: Class 2 consists of all Senior Debt Claims against the Debtors.

                 Treatment: On the Effective Date, the Existing Lender Agreements shall automatically be terminated without further action by any party and shall no longer be of any force or effect. Each holder of an Allowed Senior Debt Claim, in full and final satisfaction of all of its Allowed Claims, including the forgiveness of the DIP Financing Facility

         Claims as provided in Section 2.3 above, shall receive, on or as soon as practicable after the Effective Date, its Pro Rata Share of (i) if the Voting Condition is satisfied, 952,500 shares of New Common Stock, which constitutes 38.1% of the amount of New Common Stock to be issued and outstanding on the Effective Date, or, if the Voting Condition is not satisfied, 1,225,000 shares of New Common Stock, which constitutes 49% of the amount of New Common Stock to be issued and outstanding on the Effective Date and (ii) the New Senior Notes.

                 Voting: Class 2 is impaired and the holders of Allowed Claims in Class 2 are entitled to vote to accept or reject the Plan.

         3.2.3   CLASS 3 - NU-TECH SENIOR DEBT CLAIMS

                 Classification: Class 3 consists of all Nu-Tech Senior Debt Claims.

                 Treatment: On the Effective Date, the Existing Lender Agreements shall automatically be terminated without further action by any party and shall no longer be of any force or effect. In full and final satisfaction of the Allowed Nu-Tech Senior Debt Claims, Nu- Tech shall receive, on or as soon as practicable after the Effective Date,
         (i) if the Voting Condition is satisfied, 890,000 shares of New Common Stock, which constitutes 35.6% of the amount of New Common Stock to be issued and outstanding on the Effective Date or (ii) if the Voting Condition is not satisfied, 850,000 shares of New Common Stock, which constitutes 34% of the amount of New Common Stock to be issued and outstanding on the Effective Date.

                 Voting: Class 3 is impaired and the holder of Allowed Class 3 Claims is entitled to vote to accept or reject the Plan.

         3.2.4   CLASS 4 - OTHER SECURED CLAIMS

                 Classification: Class 4 consists of all Other Secured Claims against the Debtors.

                 Treatment: On the Effective Date, at the option of Reorganized PCL, each Allowed Class 4 Claim shall be treated pursuant to either clause (i) or (ii) below:

                          (i) Reorganized PCL may transfer the property securing such Claim to the holder of the Claim, in full satisfaction of the Claim; or

                          (ii) such Claim may be Reinstated as follows: (A) any default, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, shall be cured; (B) the maturity of the Claim shall be reinstated as the maturity existed before any default; (C) the holder of the Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the holder on any contractual provision that entitled the holder to demand or receive accelerated payment of the Claim; and (D) the other legal, equitable or contractual rights to which the Claim entitles the holder shall not otherwise be altered.

                 Voting: Class 4 is unimpaired and the holders of Claims in Class 4 are not entitled to vote to accept or reject the Plan.

         3.2.5   CLASS 5 - UNSECURED CLAIMS

                 Classification: Class 5 consists of all Unsecured Claims against the Debtors, including the Headley Claims.

                 Treatment: On the Effective Date, if the Voting Condition is satisfied, the Debtors will deliver to the Third-Party Disbursing Agent, to be held in the Class 5 Disbursement Account for the benefit of holders of Allowed Class 5 Claims, (i) $2.45 million in Cash and
         (ii) the New Unsecured Note. If the Voting Condition is satisfied, then each holder of an Allowed Class 5 Claim, in full and final satisfaction of such Allowed Claim, shall receive its Pro Rata share of the assets held in the Class 5 Disbursement Account in accordance with the provisions of Articles VII and VIII below. If the Voting Condition is not satisfied, then there shall be no distribution of any assets into the Class 5 Disbursement Account.

                 Voting: Class 5 is impaired and the holders of Allowed Class 5 Claims are entitled to vote to accept or reject the Plan.

         3.2.6   CLASS 6 - OLD SUBORDINATED DEBENTURE CLAIMS

                 Classification: Class 6 consists of all Old Subordinated Debenture Claims against the Debtors.

                 Treatment: On the Effective Date, the Old Indenture and the Old Subordinated Debentures shall be automatically terminated without further action by any party and shall no longer be of any force and effect. If the Voting Condition is satisfied, then each holder of an Allowed Old Subordinated Debenture Claim, in full and final satisfaction of such Allowed Claim, shall receive, on or as soon as practicable after the Effective Date, its Pro Rata share of 232,500 shares of New Common Stock, which constitutes 9.3% of the amount of New Common Stock to be issued and outstanding on the Effective Date. If the Voting Condition is not satisfied, then the holders of Old Subordinated Debenture Claims shall not receive or retain any property under the Plan on account of such Claims.

                 Voting: Class 6 is impaired and the holders of Allowed Claims in Class 6 are entitled to vote to accept or reject the Plan.


         3.2.7   CLASS 7 - INTERESTS OF HOLDERS OF OLD COMMON STOCK IN PCL

                 Classification: Class 7 consists of the Interests of holders of Old Common Stock in PCL.

                 Treatment: If the Voting Condition is satisfied, on or as soon as is practicable after the Effective Date, each holder of an Allowed Class 7 Interest shall receive, in full and final satisfaction of such Interest, its Pro Rata Share of the New Warrants issued pursuant to the New Warrant Agreement. If the Voting Condition is not satisfied, then the holders of Class 7 Interests shall not receive or retain any property under the Plan on account of such Interests.

                 Voting: Class 7 is impaired and the holders of Allowed Class 7 Interests are entitled to vote to accept or reject the Plan.

         3.2.8   CLASS 8 - INTERESTS OF HOLDERS OF INTERESTS IN SUBSIDIARIES

                 Classification: Class 8 consists of the Interests of PCL and RRLGC in the Subsidiary Debtors.

                 Treatment: In full and final satisfaction of the Allowed Class 8 Interests, PCL shall retain its Interests in each of the Subsidiary Debtors and RRLGC shall retain its Interests in CRRL. Pursuant to Section 5.1.2 below and the PCL/Subsidiary Debtor Merger Agreement, each Subsidiary Debtor shall be merged into Reorganized PCL on the Effective Date.

                 Voting: Class 8 is unimpaired and the holders of Allowed Class 8 Interests are not entitled to vote to accept or reject the Plan.

         3.2.9   CLASS 9 - INTERESTS OF HOLDERS OF OLD STOCK OPTIONS AND OLD
                           WARRANTS

                 Classification: Class 9 consists of the Interests of the holders of Old Stock Options and Old Warrants.

                 Treatment: The holders of Class 9 Interests shall not receive or retain any property under the Plan on account of such Interests.

                 Voting: Class 9 is impaired and because no distribution of property will be made to holders of Class 9 Interests, nor will such holders retain any property, Class 9 is deemed not to have accepted the Plan.

3.3      SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS

         Except as otherwise provided in the Plan, nothing shall affect the Debtors' or Reorganized PCL's rights and legal and equitable defenses in respect of any Unimpaired Claims, including but not limited to all rights in respect of legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

3.4      ACCRUAL OF POSTPETITION INTEREST

         No holder of a Priority Tax Claim, a Priority Claim or an Allowed Claim (other than a holder of an Administrative Claim based on liability incurred by a Debtor in the ordinary course of business that is entitled to interest pursuant to the terms and conditions of the agreements giving rise to such Administrative Claim) will be entitled to any payments or additional distributions on account of accrued postpetition interest in respect of such Claims.

                                ARTICLE IV.

                  ACCEPTANCE OR REJECTION OF THE PLAN

4.1      VOTING CLASSES

         Each holder of an Allowed Class 2, 3, 5 or 6 Claim or an Allowed Class 7 Interest shall be entitled to vote to accept or reject the Plan.

4.2      ACCEPTANCE BY IMPAIRED CLASSES

         An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests shall have accepted the Plan if the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

4.3      PRESUMED ACCEPTANCE OF PLAN


         Classes 1, 4 and 8 are unimpaired under the Plan, and, therefore, conclusively are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

4.4      DEEMED NON-ACCEPTANCE OF PLAN

         Holders of Class 9 Interests shall not receive or retain any property under the Plan on account of their Interests, and therefore, Class 9 is deemed not to have accepted the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

4.5      NON-CONSENSUAL CONFIRMATION

         The Proponents will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code in view of the deemed non-acceptance by Class 9. In the event that any Impaired Class of Claims or Interests does not accept the Plan in accordance with section 1126 of the Bankruptcy Code, the Proponents hereby request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code. The Proponents reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

                                   ARTICLE V.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

5.1 CONTINUED CORPORATE EXISTENCE, VESTING OF ASSETS IN REORGANIZED PCL, THE PCL/SUBSIDIARY DEBTOR MERGER AND PRESERVATION OF RIGHTS OF ACTION

         5.1.1   CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS

         Subject to the provisions of Section 5.1.2 below, Reorganized PCL will continue to exist after the Effective Date with all of the powers of corporations under the general corporation law of Delaware and without prejudice to any right to alter or terminate its existence (whether by merger or otherwise). Except as otherwise provided in the Plan, on and after the Effective Date, all property of the respective Estates of the Debtors, including all claims, rights and causes of action (other than those released pursuant to Section 5.5 below), and any property acquired by a Debtor or Reorganized PCL under or in connection with the Plan, shall vest in Reorganized PCL free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, Reorganized PCL may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims or Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, Reorganized PCL may pay the charges that it incurs on or after the Effective

Date for Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

         5.1.2   THE PCL/SUBSIDIARY DEBTOR MERGER

         Immediately prior to the commencement of the Effective Date, the Debtors will take all such actions as may be necessary or appropriate to effect the PCL/Subsidiary Debtor Merger on the terms and subject to the conditions set forth in the PCL/Subsidiary Debtor Merger Agreement. Without limiting the generality of the foregoing sentence, the Debtors will cause the PCL/Subsidiary Debtor Merger Agreement or a certificate of merger conforming to the applicable provisions of Delaware law and California law to be filed with the applicable departments and agencies of the state of Delaware and California and will take or cause to be taken all other actions, including making appropriate filings or recordings, that may be required by Delaware law and California law or other applicable law in connection with the PCL/Subsidiary Debtor Merger. On the Effective Date, the Old Common Stock of the Subsidiary Debtors and MSI held in the treasury of PCL, any Subsidiary Debtor or MSI immediately prior to the Effective Date will be canceled and extinguished and no consideration will be paid or delivery with respect thereto, in all events without any action on the part of the Debtors, Reorganized PCL, the holders of Old Common Stock of the Debtors or any other entity. Such further provisions will be made and taken pursuant to the Plan or the PCL/Subsidiary Debtor Merger Agreement as may be necessary or appropriate to result in there being no shares of capital stock of the Subsidiary Debtors or MSI issued or outstanding immediately following the Effective Date.

         5.1.3   PRESERVATION OF RIGHTS OF ACTION

         Except as provided in Section 5.5 below, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, Reorganized PCL shall retain and may enforce any claims, rights and causes of action that the applicable Debtor or its Estate may hold against any entity, including but not limited to the claims, rights and causes of action set forth in Exhibit L. Failure to list a claim, right or cause of action on Exhibit L shall not constitute a waiver or release by the Debtors of such claim, right or cause of action. Reorganized PCL or its successors may pursue such retained claims, rights or causes of action, as appropriate, in accordance with the best interests of Reorganized PCL.

5.2      THE OTHER RESTRUCTURING TRANSACTIONS

         5.2.1 CANCELLATION OF CAPITAL STOCK, EXISTING LENDER AGREEMENTS AND OLD INDENTURE; SURRENDER OF SECURITIES AND OTHER DOCUMENTATION

         On the Effective Date, the Capital Stock (whether issued and outstanding or held in the treasury of PCL immediately prior to the Effective
Date), the Existing Lender Agreements, the Old Indenture and the Old Subordinated Debentures shall be deemed to be cancelled, extinguished, retired and of no further force and effect, in all events without any further action on the part of the Debtors, Reorganized PCL, the holders of Capital Stock, the Senior Lenders, Nu-Tech, the trustee under the Old Indenture, the holders of the Old Subordinated Debentures or any other entity. The holders of such canceled securities and other documentation shall have no rights arising from or relating to such securities or other documentation, or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan shall be made to or on behalf of any holder of any Allowed Claim or Allowed Interest evidenced by such canceled securities or other documentation unless or until such securities or documentation are received by the Disbursing Agent pursuant to Section 7.8 below.

         5.2.2   REORGANIZED PCL'S OBLIGATIONS UNDER THE PLAN

         From and after the Effective Date, Reorganized PCL will perform the obligations of the Debtors under the Plan.

         5.2.3   ISSUANCE OF SECURITIES AND RELATED DOCUMENTATION

         On the Effective Date:

                 (a) Reorganized PCL shall issue the shares of New Common Stock to be distributed pursuant to the Plan.

                 (b) Reorganized PCL shall enter into the New Indenture with the trustee named therein and issue the New Senior Notes to be distributed pursuant to the Plan.

                 (c) If the Voting Condition is satisfied, Reorganized PCL shall issue the New Unsecured Note.

                 (d) If the Voting Condition is satisfied, Reorganized PCL shall issue, pursuant to the New Warrant Agreement, the New Warrants to be distributed pursuant to the Plan.

                 (e) The Senior Lenders shall be deemed to have entered into the New Senior Notes Registration Rights Agreement without further action on the part of the Debtors, Reorganized PCL or any other entity.

                 (f) The Senior Lenders shall be deemed to have entered into the New Common Stock Registration Rights Agreement without further action on the part of the Debtors, Reorganized PCL or any other entity.

                 (g) Reorganized PCL and Nu-Tech shall consummate the Nu-Tech Stock Purchase.

                 (h)      Reorganized PCL shall enter into the Employment
         Agreement.

                 (i) Nu-Tech and the Senior Lenders shall enter into a shareholders agreement, which will govern certain matters with respect to the management of Reorganized PCL.

         5.2.4   ESTABLISHMENT OF NEW CREDIT FACILITY

         On or after the Effective Date, Reorganized PCL may, in its sole discretion, establish the New Credit Facility by entering into the New Credit Facility Documents. On or after the Effective Date, if the New Credit Facility is entered into, the lender(s) under the New Credit Facility, Reorganized PCL and the trustee under the New Indenture shall enter into the New Intercreditor Agreement.

5.3 CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS, EMPLOYMENT-RELATED AGREEMENTS AND COMPENSATION PROGRAMS

         5.3.1   REORGANIZED PCL CERTIFICATE OF INCORPORATION AND BYLAWS

         As of the Effective Date, the New PCL Certificate of Incorporation and the New PCL Bylaws shall be substantially in the forms of Exhibits A and B, respectively, to the Plan. The New PCL Certificate of Incorporation shall, among other things: (i) prohibit the issuance of nonvoting equity securities, to the extent required by section 1123(a) of the Bankruptcy Code; and (ii) authorize the issuance of New Common Stock and New Warrants in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Date, Reorganized PCL may amend and restate the New PCL Certificate of Incorporation or New PCL Bylaws as permitted by applicable law.

         5.3.2   REORGANIZED PCL DIRECTORS AND OFFICERS

         Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial directors of Reorganized PCL will consist of five directors. Initially, Nu-Tech will appoint three directors and the Senior Lenders will appoint two directors. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial chief executive officer and chairman of Reorganized PCL shall be J. Marvin Feigenbaum. The other officers of Reorganized PCL will be named prior to Confirmation. All directors of Reorganized PCL shall serve until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the New PCL Certificate of Incorporation and Bylaws. Each officer of Reorganized PCL will serve from and after the Effective Date until his or her successor is duly appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Certificate of Incorporation and Bylaws.

         5.3.3 EMPLOYMENT, RETIREMENT, INDEMNIFICATION AND OTHER AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS; RETIREE HEALTH AND WELFARE BENEFITS

                 5.3.3.1 As of the Effective Date, Reorganized PCL shall have the authority to (i) enter into employment, retirement, indemnification and other agreements with their active directors, officers and employees and (ii) implement retirement income plans, welfare benefit plans and other incentive plans in which directors, officers and other active employees of Reorganized PCL may be eligible to participate. Such agreements and plans may include equity, bonus and other incentive plans. The Disclosure Statement contains information as to the compensation to be paid to insiders who are the subject of any such agreements, plans or programs currently intended to be implemented.

                 5.3.3.2  From and after the Effective Date, pursuant to
section 1129(a)(13) of the Bankruptcy Code, Reorganized PCL shall continue to pay all retiree benefits (as defined in section 1114(a) of the Bankruptcy
Code), at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to Confirmation, in accordance with the contract or program giving rise to such benefits.

         5.3.4   CORPORATE ACTION

         The adoption of new or amended and restated certificates or articles of incorporation and bylaws or regulations or similar constituent documents for Reorganized PCL; the initial selection of directors and officers for Reorganized PCL; the distribution of Cash pursuant to the Plan; the issuance and distribution of

New Securities pursuant to the Plan; the grant of mortgages, deeds of trust, liens and other security interests; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases, indentures and other agreements or documents related to any of the foregoing; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements; and the other matters provided for under the Plan involving the corporate or partnership structure of any Debtor or Reorganized PCL or corporate or partnership action to be taken by or required of any Debtor or Reorganized PCL will occur and be effective as provided herein, and will be authorized and approved in all respects and for all purposes without any requirement of further action by stockholders, directors or partners of any of the Debtors or Reorganized PCL.

5.4      SOURCES OF CASH FOR PLAN DISTRIBUTIONS

         Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for Reorganized PCL to make payments pursuant to the Plan shall be obtained from Reorganized PCL's cash balances and the operations of the Debtors or Reorganized PCL and the DIP Financing Facility. Cash payments to be made pursuant to the Plan will be made by Reorganized PCL or the Disbursing Agent.

5.5      RELEASES AND RELATED MATTERS

         5.5.1   RELEASES BY THE DEBTORS

                 5.5.1.1 As of the Effective Date, the Debtors and Reorganized PCL will be deemed to have released and waived all causes of action of the Debtors arising under sections 510, 544, 547, 548, 549 or 550 of the Bankruptcy Code, other than those expressly listed on Exhibit L.

                 5.5.1.2 As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, other than as expressly listed on Exhibit L, the Debtors and Reorganized PCL will be deemed to forever release, waive and discharge all claims, counterclaims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors, the Chapter 11 Cases or the Plan (other than the rights of the Debtors or Reorganized PCL to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the parties released pursuant to this Section 5.5.1.2, the Chapter 11 Cases or the Plan, and that may be asserted by or on behalf of a Debtor or its Estate against (i) the Debtors' current and former officers, directors and shareholders, (ii) Nu-Tech and Nu-Tech's current and former officers, directors and shareholders, (iii) the respective current and former agents, employees, consultants, advisors, attorneys, accountants and other representatives of the Debtors or Nu-Tech (including the respective current and former members and professionals of the foregoing) acting in such capacity, (iv) the Senior Lenders, the Agent, the holders of the Old Subordinated Debentures, the trustee under the Old Indenture and the Official Committee and their respective predecessors in interest relating to their respective Claims and (v) the respective current and former agents, advisors, attorneys and representatives of the Senior Lenders, the Agent, the holders of the Old Subordinated Debentures, and the Official Committee (including the respective current and former members and professionals of the foregoing and their respective predecessors in interest) acting in such capacity; provided, however, that the Debtors shall not release the persons identified in subclauses (i) and (ii) of this Section 5.5.1.2 from any claims with respect to (a) any loan, advance or similar payment by the Debtors to such person or (b) any contractual obligation owed by such person to the Debtors.

         5.5.2   RELEASES BY HOLDERS OF CLAIMS OR INTERESTS

                 5.5.2.1 Holders of Claims. As of the Effective Date, to the fullest extent permitted by applicable law, in consideration for the obligations of the Debtors and Reorganized PCL under the Plan and the Cash (if the Voting Condition is satisfied), the New Securities, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, each holder of a Claim that is Impaired under the Plan will be deemed to forever release, waive and discharge all claims, counterclaims, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtors' or Reorganized PCL's obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Claims against a Debtor, the Chapter 11 Cases or the Plan against (i) the Debtors and Nu-Tech, (ii) the current and former officers, directors and shareholders of the Debtors and Nu-Tech or (iii) their respective agents, advisors, attorneys and representatives (including the respective current and former officers, directors, employees, shareholders and professionals of the foregoing), acting in such capacity.

                 5.5.2.2 Holders of Interests. As of the Effective Date, to the fullest extent permissible under applicable law, in consideration for the obligations of the Debtors and Reorganized PCL under the Plan (and, if the Voting Condition is satisfied, the New Common Stock and the New Warrants), contracts, instruments, releases or other agreements or documents to be delivered in connection with the Plan, each entity that has held, holds or may hold an Interest will be deemed to forever release, waive and discharge all claims, counterclaims, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtors' or Reorganized PCL's obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Interests in a Debtor, the Chapter 11 Cases or the Plan against: (i) the Debtors and Nu-Tech, (ii) the current or former officers, directors and shareholders of the Debtors and Nu-Tech or (iii) their respective agents, advisors, attorneys and representatives (including the respective current and former directors, officers, employees, shareholders and professionals of the foregoing), acting in such capacity.

                 5.5.2.3 Release of Official Committee. As of the Effective Date, to the fullest extent permissible under applicable law, in consideration for the contracts, instruments, releases or other agreements or documents to be delivered in connection with the Plan, each entity that has held, holds or may hold a Claim or Interest which is Impaired will be deemed to forever release, waive and discharge all claims, counterclaims, demands, debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Claims against or Interests in a Debtor, the Chapter 11 Cases or the Plan against the Official Committee, its agents, advisors, attorneys and representatives (including the respective current and former directors, officers, employees, shareholders and professionals of the foregoing), acting in such capacity.

                 5.5.2.4 Settlement of Sutter Claims. In exchange for the releases provided in Sections 5.5.1, 5.5.2.1 and 5.5.2.2 above, as of the Effective Date, Sutter shall be deemed to forever release, waive and discharge all Sutter Claims and shall receive no other consideration therefor under the Plan.

         5.5.3   INJUNCTION RELATED TO RELEASES

         As further provided in Section 11.2, the Confirmation Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, counterclaim, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan.

         5.5.4   LIMITATION ON RELEASES

                 Notwithstanding the provisions of this Section 5.5, if and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the releases set forth in the Plan, then the Plan may be confirmed with that portion excised so as to give effect as much as possible to the foregoing releases without precluding confirmation of the Plan.

5.6      RELEASE OF LIENS

         Except as otherwise provided in the Plan with respect to Other Secured Claims, the New Indenture, or in any contract, instrument, indenture or other agreement or document created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of the Estate shall be released, and all the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests shall revert to Reorganized PCL and its successors and assigns.

5.7 EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES

         The Chairman of the Board, Chief Executive Officer and any Executive Vice President or Vice President of each Debtor or Reorganized PCL shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or any Assistant Secretary of the applicable Debtor or Reorganized PCL shall be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy
Code: (1) the issuance, distribution, transfer or exchange of the New Securities; (2) the creation, modification, consolidation or recording of any mortgage, deed of trust or other security interest, the securing of additional indebtedness by such means or by other means in furtherance of, or in connection with, the Plan or the Confirmation Order; (3) the making, assignment or recording of any lease or sublease; or (4) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any merger agreements or agreements of consolidations, deeds, bills of sale, assignment or other instruments of transfer executed in connection with the Plan, the Confirmation Order or any transaction contemplated in Section 5.2 above, or any transactions arising out of, contemplated by or in any way related to the foregoing, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall be, and hereby are, directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                                     ARTICLE VI.

               TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

6.1      EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED OR ASSUMED AND
         ASSIGNED

         6.1.1   ASSUMPTIONS GENERALLY

         Except as otherwise provided in the Plan, including Section 6.2 below, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtors shall assume (i) each executory contract and unexpired lease entered into by a Debtor prior to the Petition Date that has not previously: (a) expired or terminated pursuant to its own terms or (b) been assumed or rejected pursuant to section 365 of the Bankruptcy Code and (ii) each Provider Agreement. Notwithstanding any other provision of this Plan, the Provider Agreements shall be assumed as of the Effective Date free and clear of any rights, claims, recoupments or setoffs which accrued before the Effective Date. In particular, and without limitation, from and after the Effective Date, the non-debtor parties to the Provider Agreements shall be enjoined from setting off or recouping against payments due to Reorganized PCL after the Effective Date, any liabilities which the Debtors have, or may have, to such third parties which liabilities accrued on or before the Effective Date; and such non-debtor parties to any of the Provider Agreements shall not be entitled to impose on Reorganized PCL, any successor to Reorganized PCL or any of their respective agents or employees, any compliance or other requirements as a condition to the Provider Agreements remaining in full force and effect. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions described in this Section 6.1.1, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

         6.1.2   ASSIGNMENTS RELATED TO THE PCL/SUBSIDIARY DEBTOR MERGER

         As of the effective time of the PCL/Subsidiary Debtor Merger, any executory contract or unexpired lease of the Subsidiary Debtors to be held by Reorganized PCL will be deemed assumed and assigned to Reorganized PCL pursuant to section 365 of the Bankruptcy Code.

         6.1.3   CURE OF DEFAULTS

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the applicable Debtor or Reorganized PCL: (a) by payment of the default amount in Cash on the Effective Date or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease. If there is a dispute regarding: (i) the amount of any cure payments; (ii) the ability of Reorganized PCL to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

6.2 EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED; BAR DATE FOR REJECTION DAMAGES

         6.2.1   REJECTION GENERALLY

         Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor shall reject each of the executory contracts and unexpired leases listed on Exhibit I to the Plan; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend Exhibit I to delete any executory contract or unexpired lease listed therein, thus providing for its assumption or assumption and assignment pursuant to Section 6.1.1 or Section 6.1.2 above. Each contract and lease listed on Exhibit I shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Exhibit I shall not constitute an admission by the applicable Debtor or Reorganized PCL that such contract or lease is an executory contract or unexpired lease or that the applicable Debtor or Reorganized PCL has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

         6.2.2   BAR DATE FOR REJECTION DAMAGES

         If the rejection of an executory contract or unexpired lease pursuant to Section 6.2.1 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor, Reorganized PCL, their respective successors or properties unless (a) a Stipulation of Amount and Nature of Claim has been entered into with respect to the rejection of such executory contract or unexpired lease or (b) a proof of Claim is Filed and served on Reorganized PCL and counsel for Reorganized PCL within 30 days after the Effective Date or such earlier date as established by the Bankruptcy Court.

6.3      SPECIAL EXECUTORY CONTRACT AND UNEXPIRED LEASE MATTERS

         6.3.1 EXISTING EMPLOYMENT, RETIREMENT AND OTHER AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS

         The employment, retirement and other agreements and incentive compensation programs that are listed on Exhibit K to the Plan are treated as executory contracts under the Plan and, on the Effective Date, shall be assumed pursuant to sections 365 and 1123 of the Bankruptcy Code.

         6.3.2   INDEMNIFICATION OBLIGATIONS

         To the extent any indemnification obligation of a Debtor existing as of the Petition Date to any officer or director to be employed by Reorganized PCL constitutes an executory contract, each Debtor shall be deemed to have assumed (or in the case of a

Subsidiary Debtor, assumed and assigned to Reorganized PCL) such executory contract as of the Effective Date pursuant to section 365 of the Bankruptcy Code; provided, however, that any indemnification obligations of any Debtor to Nathan L. Headley or Robert Headley shall be rejected pursuant to section 365 of the Bankruptcy Code.

6.4 EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER THE PETITION DATE

         Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by the Debtors shall be performed by the applicable Debtor or Reorganized PCL in the ordinary course of its business. Accordingly, such executory contracts, unexpired leases and other obligations shall survive and remain unaffected by entry of the Confirmation Order.

                                  ARTICLE VII.

                       PROVISIONS GOVERNING DISTRIBUTIONS

7.1      DISTRIBUTIONS FOR CLAIMS AND INTERESTS ALLOWED AS OF THE EFFECTIVE
         DATE

         7.1.1 Except as otherwise provided in this Article VII, or as may be ordered by the Bankruptcy Court, distributions to be made on account of Claims or Interests that are Allowed as of the Effective Date shall be made on the Effective Date. Distributions shall be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than 60 days after the Effective Date or such later date when the applicable conditions of Sections 6.1.3 (regarding cure payments for executory contracts and unexpired leases being assumed); 7.3.2 (regarding undeliverable distributions); 7.6.6.2 (regarding arrangements for the satisfaction and payment of tax obligations relating to distributions of Cash or securities pursuant to the Plan); or 5.4 and 7.8 (regarding surrender of canceled debt instruments and securities) are satisfied. Securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. Distributions on account of Claims or Interests that are Allowed after the Effective Date shall be made pursuant to Sections 7.6 and 8.3 below. Notwithstanding the date on which any distribution of securities is actually made to a holder of a Claim or Interest that is an Allowed Claim or Allowed Interest on the Effective Date, as of the date of the distribution such holder shall be deemed to have the rights of a holder of such securities distributed as of the Effective Date.

         7.1.2 From and after the Effective Date, Cash to be distributed on the Effective Date on account of Claims allowed as of the Effective Date shall be held pending distribution in trust in segregated bank accounts in the name of the Disbursing Agent for the benefit of the holders of such Claims. The Disbursing Agent shall invest such cash in a manner consistent with the Disbursing Agent's investment and deposit guidelines. Distributions of Cash on account of each Claim allowed as of the Effective Date shall include a Pro Rata share of the Reorganization Investment Yield from such investment of Cash.

7.2      DISTRIBUTIONS BY DISBURSING AGENTS AND THE INDENTURE TRUSTEE

         7.2.1   DISBURSING AGENTS

         Except as provided in Section 7.2.2 below, the Disbursing Agent shall make all distributions of Cash and New Securities required to be distributed under the applicable provisions of the Plan. The Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. The Disbursing Agent shall serve without bond, and shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from Reorganized PCL on terms acceptable to Reorganized PCL or the Committee as set forth in Section 7.6.2 with respect to Allowed Claims in Class 5.

                 7.2.1.1 Third-Party Disbursing Agent Provisions. On the Effective Date, the Third-Party Disbursing Agent shall be appointed and thereafter act as the disbursing agent for the purpose of making certain distributions provided for under the Plan to holders of Class 5 Claims. The Third-Party Disbursing Agent shall serve without bond and shall receive one percent (1%) of the distributions to Allowed General Unsecured Class 5 Claims, plus reasonable out-of-pocket expenses. The Third-Party Disbursing Agent shall serve at the discretion of the Official Committee which shall have the power to replace the Third-Party Disbursing Agent and otherwise negotiate terms considered more favorable to the estate, if deemed appropriate. Unless otherwise replaced and substituted, the Third-Party Disbursing Agent shall be the Credit Managers Association of California. The fee, costs and expenses of Disbursing Agent shall be paid from the Class 5 Disbursement Account.

                 7.2.1.2 Investment of Cash by the Third-Party Disbursing Agent. Upon the receipt of all cash to be paid under the Plan to holders of Class 5 Claims, the Third-Party Disbursing Agent shall invest such funds and otherwise be responsible for maintaining such funds in federally-insured interest bearing account(s) until distribution is required in accordance with the Plan and any post-Effective Date order of the Bankruptcy Court.

         7.2.2   INDENTURE TRUSTEE

         Distributions provided for in the Plan on account of Old Subordinated Debenture Claims shall be made to the Indenture Trustee, for further distribution to individual holders of Allowed Old Subordinated Debenture Claims. Any such distribution shall be made pursuant to the Old Indenture.

7.3      DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

         7.3.1   DELIVERY OF DISTRIBUTIONS IN GENERAL

                 Distributions to holders of Allowed Claims or Allowed Interests shall be made at the addresses set forth in the Schedules or other records of the Debtors or Reorganized PCL at the time of the distribution.

         7.3.2   UNDELIVERABLE DISTRIBUTIONS

                 7.3.2.1  Holding and Investment of Undeliverable Distributions

                          7.3.2.1.1   If the distribution to any holder of an
Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, no further distributions shall be made to such holder unless and until the Disbursing Agent is notified in writing of such holder's then-current address. Undeliverable distributions shall remain in the possession of the Disbursing Agent pursuant to this Section 7.3.2.1.1 until such time as a distribution becomes deliverable. Undeliverable Cash shall be held in trust in segregated bank accounts in the name of the Disbursing Agent for the benefit of the potential claimants of such funds, and shall be accounted for separately. Undeliverable New Securities shall be held in trust for the benefit of the potential claimants of such securities by the Disbursing Agent in principal amounts or number of shares sufficient to fund the unclaimed amounts of such securities and shall be accounted for separately.

                          7.3.2.1.2   Pending the distribution of any
undeliverable New Common Stock pursuant to the Plan, the Disbursing Agent shall cause the New Common Stock held by it in its capacity as Disbursing Agent to be: (A) represented in person or by proxy at each meeting of the stockholders of Reorganized PCL; and (B) voted with respect to any matter of Reorganized PCL proportionally with the votes cast by the other stockholders of Reorganized PCL.

                 7.3.2.2  After Distributions Become Deliverable

                          On each Distribution Date, the applicable Disbursing
Agent will make all distributions that become deliverable to holders of Allowed Claims or Allowed Interests during the preceding quarter. Each such distribution will include, to the extent applicable: (i) dividends or other distributions, if any, that shall have theretofore been paid to the Disbursing Agent in respect of any

New Common Stock included in such distribution and (ii) a Pro Rata share of the Reorganization Investment Yield.

                 7.3.2.3  Failure to Claim Undeliverable Distributions

         Any holder of an Allowed Claim or Allowed Interest that does not assert a claim pursuant to the Plan for an undeliverable distribution within one year after the Effective Date shall have its claim for such undeliverable distribution discharged and shall be forever barred from asserting any such claim for an undeliverable distribution against Reorganized PCL or its respective property. In such cases (other than with respect to Class 5 Claims and subject to Section 7.6.2): (i) any Cash held for distribution on account of such claims for undeliverable distributions shall be property of Reorganized PCL free of any restrictions thereon; (ii) any New Common Stock held for issuance on account of such claims for undeliverable distributions shall either be canceled or held as treasury shares as Reorganized PCL may determine is appropriate; and (iii) any New Warrants held for issuance on account of such claims for undeliverable distributions shall be canceled. To the extent that such undeliverable Cash or New Securities are held by a Third-Party Disbursing Agent, the Third-Party Disbursing Agent shall return such Cash or the securities or other instruments evidencing such New Securities to Reorganized PCL. Nothing contained in the Plan shall require the Debtors, Reorganized PCL or any Disbursing Agent to attempt to locate any holder of an Allowed Claim or Allowed Interest.

7.4      DISTRIBUTION RECORD DATE

         As of the close of business on the Distribution Record Date, the transfer registers for the Capital Stock maintained by the Debtors, or their respective agents, shall be closed. The Disbursing Agents and their respective agents shall have no obligation to recognize the transfer of any Capital Stock occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those holders of record as of the close of business on the Distribution Record Date.

7.5      MEANS OF CASH PAYMENTS

         Cash payments made pursuant to the Plan shall be in U.S. dollars by checks drawn on a domestic bank selected by the Disbursing Agent, or by wire transfer from a domestic bank, at the option of the Disbursing Agent. Cash payments of $1,000,000.00 or more to be made pursuant to the Plan will, to the extent requested in writing no later than five days after the Confirmation Date, be made by wire transfer from a domestic bank. Cash payments to foreign creditors may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

7.6      TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

         7.6.1   IN GENERAL

         On the Effective Date, other than as provided in Section 7.6.2 below, to the extent that the Plan provides for distributions on account of Allowed Claims or Allowed Interests in the applicable Class, each holder of an Allowed Claim or Allowed Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class. On each Distribution Date, distributions shall also be made, pursuant to Sections 7.3 and 8.3 below, respectively, to (a) holders of Claims or Interests to whom a distribution has become deliverable during the preceding quarter and (b) to holders of Disputed Claims or Disputed Interests in any such Class whose Claims or Interests were Allowed during the preceding quarter. Such quarterly distributions shall also be in the full amount that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class.

         7.6.2   DISTRIBUTIONS TO HOLDERS OF CLAIMS IN CLASS 5

                 7.6.2.1 The Third-Party Disbursing Agent shall make initial distributions of Cash to the holders of Allowed Claims in Class 5 on the Effective Date. The amount of the Cash distributions to be made to holders of Allowed Claims in Class 5 on the Effective Date shall be calculated as if each Disputed Claim in Class 5 were an Allowed Claim in the amount of the Claim as Filed. Pursuant to Sections 8.1.2 and 8.3 below, (a) beginning on the first Distribution Date, the Third-Party Disbursing Agent shall make distributions of Cash to holders of Disputed Claims whose Claims become Allowed Claims during the preceding quarter, (b) all fees and expenses of the Third-Party Disbursing Agent with respect to distributions to holders of Class 5 Claims shall be paid out of the funds in the Class 5 Disbursement Account and (c) all costs incurred in connection with the resolution of Disputed Claims after the Effective Date shall be paid out of the funds in the Class 5 Disbursement

Account. Such distributions shall be calculated pursuant to the provisions set forth in this Section 7.6.2.1 and Section 7.2.1.1.

                 7.6.2.2 On each Distribution Date, each holder of a previously Allowed Claim in Class 5 shall receive an additional distribution of Cash on account of such Claim equal to: (i) the amount of Cash that such holder would be entitled to receive under the Plan as if such Claim had become an Allowed Claim on such Distribution Date, minus (ii) the aggregate amount of Cash previously distributed on account of such Claim. Each such additional distribution shall also include, on the basis of the amount then being distributed, a Pro Rata share of the Reorganization Investment Yield, from the date such amounts would have been due had such Claim initially been paid 100% of the distribution on account of the Allowed amount of such Claim, to the date such distribution is made, net of any taxes paid or payable by the Disbursing Agent and properly attributable to such share of the Reorganization Investment Yield.

                 7.6.2.3 One year after the Effective Date, Reorganized PCL shall make all payments due with respect to the New Unsecured Note to the Third-Party Disbursing Agent, which payments shall be placed in the Class 5 Disbursement Account. On the first Distribution Date that occurs after the date that is one year after the Effective Date, the Third-Party Disbursing Agent shall distribute to each holder of an Allowed Claim in Class 5 a Pro Rata share of the proceeds of the New Unsecured Note. The amount of such distributions on such date shall be calculated as if each Disputed Claim in Class 5 were an Allowed Claim in the amount of the Claim as Filed. After such date,

(i) distributions of the proceeds of the New Unsecured Note to holders of Disputed Claims, whose Claims become Allowed Claims during the preceding quarter and (ii) additional distributions of proceeds of the New Unsecured Note to holders of previously Allowed Claims in Class 5, shall be made on each Distribution Date pursuant to the provisions of Sections 7.6.2.1 and 7.6.2.2.

         7.6.3   DISTRIBUTIONS OF NEW COMMON STOCK

         Notwithstanding any other provision of the Plan, only whole numbers of shares of New Common Stock shall be issued or transferred, as the case may be, pursuant to the Plan. When any distribution on account of an Allowed Claim or Allowed Interest pursuant to the Plan would otherwise result in the issuance or transfer of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows: (a) fractions of 1/2 or greater shall be rounded to the next higher whole number and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed to a Class of Claims or Interests shall be adjusted as necessary to account for the rounding provided for in this
Section 7.6.3. No consideration shall be provided in lieu of fractional shares that are rounded down.

         7.6.4   DISTRIBUTIONS OF NEW SENIOR NOTES

         Notwithstanding any other provision of the Plan, New Senior Notes will be issued in denominations of $1,000 and integral multiples thereof. In the event a holder of an Allowed Senior Debt Claim is entitled to an amount of New Senior Notes that is not an integral multiple of $1,000, the principal amount of New Senior Notes such holder is entitled to receive shall be rounded up to the nearest integral multiple of $1,000.

         7.6.5   DISTRIBUTIONS OF NEW WARRANTS

         Notwithstanding any other provision of the Plan, only whole numbers of New Warrants shall be issued pursuant to the Plan. When any distribution on account of an Allowed Class 7 Interest pursuant to the Plan would otherwise result in the issuance of a number of New Warrants that is not a whole number, the actual distribution of such New Warrants shall be rounded to the next higher or lower whole number as follows: (a) fractions of 1/2 or greater shall be rounded to the next higher whole number and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of New Warrants to be distributed to a holder of an Allowed Class 7 Interest shall be adjusted as necessary to account for the rounding provided for in this Section
7.6.5. No consideration shall be provided in lieu of fractional warrants that are rounded down.

         7.6.6   COMPLIANCE WITH TAX REQUIREMENTS

                 7.6.6.1 In connection with the Plan, to the extent applicable, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                 7.6.6.2 Notwithstanding any other provision of the Plan: (i) each holder of an Allowed Claim or Interest that is to receive a distribution of Cash or New Securities pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any Cash or New Securities to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to
Section 7.3.2 above.

7.7      SETOFFS

         Except with respect to claims of a Debtor or Reorganized PCL released pursuant to the Plan or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Debtors or Reorganized PCL may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim (other than a Senior Debt Claim, Nu-Tech Claim or Old Subordinated Debentures Claim) and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the applicable Debtor or Reorganized PCL may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the applicable Debtor or Reorganized PCL of any such claims, rights and causes of action that the applicable Debtor or Reorganized PCL may possess against such holder.

7.8      SURRENDER OF CANCELLED DEBT INSTRUMENTS OR SECURITIES

         Subject to the provisions of Section 7.8.2 below, as a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest evidenced by the instruments, securities or other documentation canceled pursuant to Section 5.2.1 above, the holder of such Claim or Interest shall tender the applicable instruments, Old Subordinated Debentures, Old Common Stock or other documentation evidencing such Claim or Interest to the Disbursing Agent pursuant to a letter of transmittal furnished by the Disbursing Agent. Any New Securities to be distributed pursuant to the Plan on account of any such Claim or Interest shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section 7.3.2 above.

         7.8.1   OLD SUBORDINATED DEBENTURES AND CAPITAL STOCK CERTIFICATES

         Except as provided in Section 7.8.2 below for lost, stolen, mutilated or destroyed Old Subordinated Debentures or Capital Stock certificates, each holder of an Allowed Claim or Allowed Interest evidenced by an Old Subordinated Debenture or Capital Stock certificate shall tender such Old Subordinated Debenture or Capital Stock certificate to the Disbursing Agent in accordance with written instructions to be provided in a letter of transmittal to such holders by the Disbursing Agent as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Old Subordinated Debentures or Capital Stock certificates will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Old Subordinated Debentures or Capital Stock certificates with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Old Subordinated Debenture or Capital Stock certificate to act and the authenticity of any signatures required on the letter of transmittal. All surrendered Old Subordinated Debentures and Capital Stock certificates shall be marked as canceled and delivered to Reorganized PCL.

         7.8.2 LOST, STOLEN, MUTILATED OR DESTROYED EXISTING LENDER AGREEMENTS, OLD SUBORDINATED DEBENTURES OR CAPITAL STOCK CERTIFICATES

         In addition to any requirements under the applicable certificate or articles of incorporation or bylaws of the applicable Debtor, any holder of a Claim or an Interest evidenced by an Existing Lender Agreement, Old Subordinated Debenture or a Capital Stock certificate that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Old Subordinated Debenture or Capital Stock certificate, deliver to the Disbursing
Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Existing Lender Agreement, Old Subordinated Debenture or a Capital Stock certificate. Upon compliance with this Section 7.8.2 by a holder of a Claim or an Interest evidenced by an Existing Lender Agreement, Old Subordinated Debenture or Capital Stock certificate, such holder shall, for all purposes under the Plan, be deemed to have surrendered an Existing Lender Agreement, Old Subordinated Debenture or a Capital Stock certificate, as applicable.

         7.8.3 FAILURE TO SURRENDER CANCELED OLD SUBORDINATED DEBENTURES OR CAPITAL STOCK CERTIFICATES

         Any holder of an Old Subordinated Debenture or Capital Stock certificate that fails to surrender or be deemed to have surrendered such Old Subordinated Debenture or Capital Stock certificate within one year after the Effective Date shall have its claim for a distribution pursuant to the Plan on account of such Old Subordinated Debenture or Capital Stock certificate discharged and shall be forever barred from asserting any such claim against Reorganized PCL or their respective property. In such cases, any Cash or New Securities held for distribution on account of such Claim or Interest shall be disposed of pursuant to the provisions set forth in Section 7.3.2 above.

                                 ARTICLE VIII.

        PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND DISPUTED INTERESTS

8.1      PROSECUTION OF OBJECTIONS TO CLAIMS AND INTERESTS

         8.1.1   PRIOR TO THE EFFECTIVE DATE

         After the Confirmation Date and through the Effective Date, only the Debtors and Reorganized PCL shall have the authority to

File objections, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests. From and after the Confirmation Date, the Debtors and Reorganized PCL may settle or compromise any Disputed Claim or Disputed Interest without approval of the Bankruptcy Court.

         8.1.2   AFTER THE EFFECTIVE DATE

         After the Effective Date, the Official Committee or any duly authorized representative thereof shall have authority to File objections, settle, compromise, withdraw or litigate to judgment objections to Class 5 Claims. After the Effective Date, the Official Committee or its duly authorized representative must give written notice to Reorganized PCL of any proposed settlement of a Disputed Claim in Class 5. If Reorganized PCL does not object within 5 business days after receipt of such notice, the Official Committee or its representative may settle such Disputed Claim without approval of the Bankruptcy Court. If Reorganized PCL objects to a proposed settlement, the proposed settlement shall be ruled upon by the Bankruptcy Court. Any and all fees, costs and expenses incurred by the Official Committee or its representative in connection with objections, settlements or litigation of any Disputed Claim under this Section 8.1.2 shall be paid on a monthly basis out of the funds in the Class 5 Disbursement Account.

8.2      TREATMENT OF DISPUTED CLAIMS OR INTERESTS

         8.2.1   NO PAYMENTS ON ACCOUNT OF DISPUTED CLAIMS OR INTERESTS

         Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of a Disputed

Claim or a Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest.

         8.2.2   RESOLUTION OR ESTIMATION OF CLAIMS

                 Until the Effective Date, the Debtors or Reorganized PCL, and after the Effective Date, the Official Committee with respect to Class 5 Claims, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, irrespective of whether the applicable Debtor or Reorganized PCL has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any contingent or unliquidated Claim at any time during litigation concerning any objection to the Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed Amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the applicable Debtor or Reorganized PCL or the Official Committee, as the case may be, may elect to pursue any supplemental proceedings to object to any ultimate payment on account of such Claim. All of these Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. In addition to seeking estimation of Claims as provided in this Section 8.2.2, the Debtors or Reorganized PCL or the Official Committee pursuant to Section 8.1.2 may resolve or adjudicate any Disputed Claim in the manner in which the amount of such Claim and the rights of the holder of such Claim would have been resolved or adjudicated if the applicable Chapter 11 Case had not been commenced. Claims may be subsequently compromised, settled, withdrawn or resolved by the applicable Debtor or Reorganized PCL or the Official Committee pursuant to Section 8.1 above.

8.3      DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS OR INTERESTS ONCE THEY ARE
         ALLOWED

         On each Distribution Date, the Disbursing Agent shall make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding quarter.
After the Effective Date, costs incurred by the Disbursing Agent with respect to distributions on account of Class 5 Claims shall be paid from the funds in the Class 5 Disbursement Account. Such distributions shall be made pursuant to the provisions of the Plan governing the applicable Class. Holders of Disputed Claims or Disputed Interests that are ultimately allowed shall also be entitled to receive, on the basis of the amount ultimately allowed: (1) any dividends or other payments made on account of New Securities held pending distribution and (2) a Pro Rata share of the Reorganization Investment Yield.

8.4      PROVISIONS REGARDING THE OFFICIAL COMMITTEE

         8.4.1 DISSOLUTION OF THE OFFICIAL COMMITTEE AND FORMATION OF THE POST-EFFECTIVE DATE COMMITTEE

         On the Effective Date, the Official Committee shall be dissolved and a new committee shall be formed, comprised initially of those creditors who are members of the Official

Committee on the Effective Date. In the event any member of the Official Committee resigns subsequent to the Effective Date, a replacement member may be appointed by majority vote of the remaining members of the Official Committee.

         8.4.2   POST-EFFECTIVE DATE COMMITTEE PROCEDURES

         A majority of the Official Committee shall constitute a quorum. Meetings of the Official Committee shall be called by its Chairperson or counsel upon such notice and in such manner as the Chairperson may deem advisable. The Official Committee shall function by decisions made by a majority of its members in attendance at any meeting. Any member of the Official Committee may act by proxy, and through the designated members set forth above or through such other representative, including counsel, as may be designated by such member in writing to the Chairperson. The Official Committee shall prescribe its own rules of procedure, and may adopt by-laws or enter agreements, as may be deemed appropriate by the Official Committee, to further the performance of the Official Committee's and its members' and representatives' duties under this Plan.

         8.4.3   COMMITTEE AS REPRESENTATIVE OF CREDITORS

         The Official Committee shall constitute a representative of creditors formed for the purpose, inter alia, of monitoring and enforcing the implementation of the Plan for the benefit of holders of Class 5 Claims, including the prosecution of objections to distributions to holders of Class 5 Claims under the Plan and objections to Claims.

         8.4.4   LIABILITY OF POST-EFFECTIVE DATE COMMITTEE

         Neither the Official Committee nor any of its members, designees, counsel or accountants or any duly designated agent or representative of the Official Committee shall be liable for the act, default, or misconduct of any other member of the Official Committee, nor shall any member be liable for anything other than such member's willful misconduct or fraud. None of the Official Committee's members, designees, agent or representatives or their respective employees, agents, or representatives or their respective employees, shall incur or be under any liability or obligation by reason of any act done or omitted to be done, by any of the Official Committee's designees, agent or representatives. The Official Committee may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with its counsel, accountants or its agents, or with counsel, accountants or agents for Reorganized PCL, and shall not be liable for anything done in accordance with such advice or opinions. If the Official Committee determines not to consult with counsel, accountants or agents, such determination shall not be deemed to impose any liability on the Official Committee, or its members and/or its designees.

         8.4.5   COMMITTEE COMPENSATION

         Except for the reimbursement of reasonable actual costs and expenses (not including attorneys' fees) incurred in connection with their duties as Official Committee members, the members of the Official Committee shall serve without compensation. After the Effective Date, expenses incurred by members of the Official Committee shall be paid from the Disbursement Fund.

         8.4.6   RETENTION OF PROFESSIONALS AND OTHERS BY THE OFFICIAL
COMMITTEE

         After the Effective Date, the Official Committee shall have the right to retain the services of attorneys, accountants and other agents which, in the discretion of the Official Committee, are necessary to assist the Official Committee in the performance of its duties, without the necessity of approval of the Bankruptcy Court. After the Effective Date, the Official Committee may, in its sole discretion, retain counsel or accountants which have, during the course of the Chapter 11 Cases, previously been retained by the Official Committee, and such prior retention shall not be deemed to create any conflict of interest.

         8.4.7   REVIEW OF OFFICIAL COMMITTEE PROFESSIONAL FEES

         After the Effective Date, the Official Committee shall review and authorize the payment of professional fees billed and expenses incurred on behalf of the Official Committee in implementing the provisions of the Plan. Payment of such professional fees and costs shall be made on a monthly basis from the Disbursement Fund unless otherwise provided by the Official Committee. The Bankruptcy Court shall retain jurisdiction over any dispute regarding the reasonableness of such fees, but no fee application is required to be filed with the Bankruptcy Court.

         8.4.8   TERMINATION OF POST-EFFECTIVE DATE COMMITTEE

         The Official Committee shall dissolve upon the completion of distributions to holders of Allowed Class 5 Claims and the entry of a final decree.

         8.4.9   MAINTENANCE OF BOOKS AND RECORDS

         Reorganized PCL shall maintain all books and records with respect to Class 5 Claims after the Effective Date, and the Official Committee shall be permitted access to such books for inspection at reasonable times in connection with the Official Committee's duties with respect to the prosecution of objections to Claims as undertaken in the discretion of the Official Committee.

                                  ARTICLE IX.

                    CONDITIONS PRECEDENT TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

9.1      CONDITIONS TO CONFIRMATION

         The Bankruptcy Court will not enter the Confirmation Order unless and until each of the following conditions will have been satisfied or waived:

         9.1.1 Prior to or concurrent with Confirmation, the Bankruptcy Court has entered an order substantively consolidating the Chapter 11 Cases and providing that for purposes of the Plan and the distributions thereunder, (a) all Intercompany Claims by and among the Debtors will be deemed eliminated, (b) all assets and liabilities of the Debtors will be merged or treated as though they were merged, (c) any obligations of any Debtor and all guaranties thereof executed by any Debtor will be deemed to be one obligation of Reorganized PCL,
(d) any Claims Filed or to be Filed in connection with any such obligation and guaranties will be deemed one Claim against Reorganized PCL, (e) each Claim or Interest filed in the Chapter 11 Case of any Debtor will be deemed filed against Reorganized PCL in the consolidated

Chapter 11 Case and (f) all transfers, disbursements and distributions made by any Debtor will be deemed to have been made by all of the Debtors.

         9.1.2 The Confirmation Order shall be in form and substance satisfactory to the Proponents.

9.2      CONDITIONS TO EFFECTIVE DATE

         The Plan shall not be consummated and the Effective Date shall not occur unless and until each of the following conditions has been satisfied or duly waived (if available) pursuant to Section 9.3 below:

                 9.2.1 The Confirmation Order shall authorize and direct the Debtors and Reorganized PCL to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan. The Confirmation Order shall not be subject to a presently effective stay pending appeal.

                 9.2.2 Nu-Tech and Reorganized PCL shall have consummated the Nu-Tech Stock Purchase.

                 9.2.3 A shareholders agreement between Nu-Tech and the Senior Lenders in form and substance satisfactory to such parties shall have been duly executed.

                 9.2.4 The MSI Acquisition shall have been consummated and any order of the Bankruptcy Court with respect thereto shall have become a Final Order.

9.3      WAIVER OF CONDITIONS

         The conditions to Confirmation and the Effective Date, other than the condition set forth above in Section 9.2.1 and 9.2.2, may be waived in whole or in part by the Proponents at any time, without notice, an order of the Bankruptcy Court or any further action other than proceeding to Confirmation and consummation of the Plan. The failure to satisfy or waive any condition may be asserted by the Proponents regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Proponents). The failure of the Proponents to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right shall be deemed an ongoing right that may be asserted at any time.

9.4      EFFECT OF NONOCCURRENCE OF CONDITIONS TO EFFECTIVE DATE

         Each of the conditions to consummation and the Effective Date must be satisfied or duly waived, as provided above, within 90 days after the Confirmation Date, which date may not be extended without further order of the Bankruptcy Court. If each condition to the Effective Date has not been satisfied or duly waived pursuant to Section 9.3 above, within 90 days after the Confirmation Date or such later date as ordered by the Bankruptcy Court, then upon motion by any party in interest made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order shall be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 9.4, the Plan shall be deemed null and void in all respects, including the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code and the assumptions or rejections of executory contracts and unexpired leases pursuant to Sections 6.1 and 6.2 above, and nothing contained in the Plan shall
(1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or (2) prejudice in any manner the rights of the Debtors.

                                   ARTICLE X.

              CONFIRMABILITY AND SEVERABILITY OF PLAN AND CRAMDOWN

10.1     CONFIRMABILITY AND SEVERABILITY OF A PLAN

         The Proponents reserve the right to modify, revoke or withdraw the Plan pursuant to Sections 13.2 and 13.3 below. A determination by the Bankruptcy Court that the Plan is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect the Proponents' ability to modify the Plan to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.

10.2     CRAMDOWN

         The Proponents hereby request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code if any Impaired Class does not accept the Plan in accordance with section 1126 of the Bankruptcy Code. The Proponents reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

                                  ARTICLE XI.

                      DISCHARGE OF CLAIMS, TERMINATION OF
                INTERESTS, INJUNCTIONS AND SUBORDINATION RIGHTS

11.1     DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

         11.1.1 Except as provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or the Confirmation Order, Confirmation shall: (a) discharge the Debtors from all Claims or other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is Allowed pursuant to section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtors.

         11.1.2 As of the Confirmation Date, to the fullest extent permissible under applicable law, except as provided in the Plan or the Confirmation Order, all entities shall be precluded from asserting against the Debtors, Reorganized PCL, Proponents, the Official Committee, their successors or their property, any other or further claims, counterclaims, debts, rights, causes of action, liabilities or equity interests relating to the Debtors based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all such Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against any Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

11.2     INJUNCTIONS

         11.2.1  INJUNCTION RELATED TO DISCHARGED CLAIMS AND TERMINATED
                 INTERESTS

         Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors, Reorganized PCL or their respective property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or Reorganized PCL;

and (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan.

         11.2.2  RELEASED CLAIMS

         As of the Effective Date, all entities that have held, currently hold or may hold a claim, counterclaim, demand, debt, right, cause of action or liability that is released pursuant to Section 5.5 are permanently enjoined from taking any of the following actions on account of such released claims, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         11.2.3  CONSENT TO INJUNCTION

         By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section 11.2.

11.3 TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED CLAIMS AND CONTROVERSIES

         11.3.1 The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. On the Confirmation Date, all contractual, legal or equitable subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims and Allowed Interests shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

         11.3.2 Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of this Section 11.3 shall constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal and equitable subordination rights that a holder of a Claim or an Interest may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made on account of an Allowed Claim or Allowed Interest.
The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, Reorganized PCL and their respective property and Claim and Interest holders, and is fair, equitable and reasonable.

11.4 LIMITATION OF LIABILITY IN CONNECTION WITH THE PLAN, DISCLOSURE STATEMENT AND RELATED DOCUMENTS AND RELATED INDEMNITY

         11.4.1 To the fullest extent permissible under applicable law, the Proponents and their officers, directors, members, agents and representatives shall neither have nor incur any liability to any entity, including, specifically any holder of a Claim or Interest, for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement or the Confirmation Order, including solicitation of acceptances of the Plan.

         11.4.2 Reorganized PCL shall indemnify each Proponent and their officers, directors, members, agents and representatives, and shall hold each Proponent and their officers, directors, members, agents and representatives harmless from, and reimburse each Proponent for, any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by a Proponent and their officers, directors, members, agents and representatives arising from any liability described in this Section 11.4.

                                  ARTICLE XII.

                           RETENTION OF JURISDICTION

         12.1 Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

                 12.1.1 Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to Reinstate a Claim pursuant to the Plan;

                 12.1.2 Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

                 12.1.3 Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

                 12.1.4 Ensure that distributions to holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

                 12.1.5 Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors or Reorganized PCL that may be pending on the Effective Date;

                 12.1.6 Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                 12.1.7 Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with the Plan or the Confirmation Order;

                 12.1.8 Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

                 12.1.9 Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

                 12.1.10 Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

                 12.1.11 Determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan; and

                 12.1.12  Enter an order concluding the Chapter 11 Cases.

                                 ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

13.1     PAYMENT OF STATUTORY FEES

         All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the

Plan Confirmation hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

13.2     MODIFICATION OF THE PLAN

         Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and any applicable notice requirements, the Proponents reserve the right to alter, amend or modify the Plan before its substantial consummation. All Plan modifications must be agreed upon by the Debtors, Nu-Tech and the Senior Lenders.

13.3     REVOCATION OF THE PLAN

         The Proponents reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then, with respect to such Debtors, the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (1) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors; or (2) prejudice in any manner the rights of such Debtors.

13.4     SEVERABILITY OF PLAN PROVISIONS

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Proponents, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.5     SUCCESSORS AND ASSIGNS

         The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

13.6     EXHIBITS

         Because certain of the Exhibits referred to in the Plan are extremely voluminous, these Exhibits are not being served with copies of the Plan and the Disclosure Statement. All Exhibits are available for review at the Document Reviewing Centers

13.7     SERVICE OF DOCUMENTS ON THE DEBTORS OR REORGANIZED PCL

         Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtors or Reorganized PCL shall be sent by first class U.S. mail, postage prepaid, to:

                 PHYSICIANS CLINICAL LABORATORY, INC.
                 2495 Natomas Park Drive, Suite 600
                 Sacramento, California  95833
                 Attention:  J. Marvin Feigenbaum and Richard M. Brooks

with copies to:

                 JONES, DAY, REAVIS & POGUE
                 77 West Wacker
                 Chicago, Illinois  60601-1692
                 Attention:  David S. Kurtz, Esq. and
                             Timothy R. Pohl, Esq.

                          and

                 PACHULSKI STANG ZIEHL & YOUNG
                 Century City North Building
                 10100 Santa Monica Boulevard, Suite 1100
                 Los Angeles, California  90067
                 Attention:  Richard Pachulski, Esq. and
                             Jeremy V. Richards, Esq.

                          and

                 MILBANK, TWEED, HADLEY & McCLOY
                 601 South Figueroa Street, 13th Floor
                 Los Angeles, California  90017-5735
                 Attention:  David C.L. Frauman, Esq. and
                             Scot D. Tucker, Esq.


Los Angeles, California
February 11, 1997
                                         Respectfully submitted,

                                         PHYSICIANS CLINICAL LABORATORY, INC.,
                                         a Delaware corporation, on behalf of
                                         itself and each Subsidiary Debtor


                                         By:    /s/ John R. Burgis
                                             ----------------------------------
                                             John R. Burgis
                                             Chairman of the Board


                                         NU-TECH BIO-MED, INC.


                                         By:   /s/ J. Marvin Feigenbaum
                                             ----------------------------------
                                             J. Marvin Feigenbaum
                                             Chief Executive Officer

                                         OAKTREE CAPITAL MANAGEMENT, LLC,
                                         as general partner or investment
                                         manager on behalf of certain funds


                                         By:   /s/ Richard Masson
                                             ----------------------------------
                                             Richard Masson
                                             Principal


                                         By:   /s/ Kenneth Liang
                                             ----------------------------------
                                             Kenneth Liang
                                             Managing Director & General Counsel


                                         DDJ OVERSEAS CORP.

                                         By:   DDJ Capital Management, LLC
                                               Pursuant to a Power of Attorney


                                         By:   /s/ Daniel G. Harmetz
                                             ----------------------------------
                                             Daniel G. Harmetz
                                             Member


                                         THE COPERNICUS FUND, L.P.

                                         By:   DDJ Copernicus, LLC,
                                               Its General Partner


                                         By:   /s/ Daniel G. Harmetz
                                             ----------------------------------
                                             Daniel G. Harmetz
                                             Member


                                         BELMONT FUND, L.P.

                                         By:    Fidelity Management Trust
                                                Company, pursuant to a Power of
                                                Attorney for Fidelity
                                                International Services Limited,
                                                Managing General Partner


                                         By:   /s/ Robert Lawrence
                                             ----------------------------------
                                             Robert Lawrence
                                             Senior Vice President

                                         BELMONT CAPITAL PARTNERS, II, L.P.

                                         By:   Fidelity Capital Partners II
                                               Corp., as General Partner


                                         By:   /s/ Robert Lawrence
                                             ----------------------------------
                                             Robert Lawrence
                                             Senior Vice President


                                         CERBERUS PARTNERS, L.P.


                                         By:   /s/ Stephen Feinberg
                                             ----------------------------------
                                             Stephen Feinberg
                                             General Partner


COUNSEL FOR THE DEBTORS


    /s/ Timothy R. Pohl
-----------------------------------
David S. Kurtz
Timothy R. Pohl
JONES, DAY, REAVIS & POGUE
77 West Wacker Drive
Chicago, Illinois  60601-1692
(312) 782-3939

Robert Dean Avery
Susanne Meline
JONES, DAY, REAVIS & POGUE
555 West Fifth Street, Suite 4600
Los Angeles, California  90013-1025
(213) 489-3939

                               TABLE OF CONTENTS


                                                                                                                     PAGE
                                                                                                                     ----
Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE I.              DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW . . . . . . .    2
         1.1            Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                        1.1.1        "Administrative Claim"   . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                        1.1.2        "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                        1.1.3        "Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                        1.1.4        "Allowed Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                        1.1.5        "Allowed . . . Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                        1.1.6        "Allowed Interest"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                        1.1.7        "Ballots"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                        1.1.8        "Bankruptcy Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                        1.1.9        "Bankruptcy Court"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                        1.1.10       "Bankruptcy Rules"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                        1.1.11       "Bar Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                        1.1.12       "Business Day"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                        1.1.13       "CRRL"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                        1.1.14       "Capital Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                        1.1.15       "Cash"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                        1.1.16       "Chapter 11 Cases"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                        1.1.17       "Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                        1.1.18       "Class"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                        1.1.19       "Class 5 Disbursement Account"   . . . . . . . . . . . . . . . . . . . . . . .    5
                        1.1.20       "Confirmation"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                        1.1.21       "Confirmation Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                        1.1.22       "Confirmation Order"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                        1.1.23       "Debtors"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                        1.1.24       "DIP Financing Facility"   . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                        1.1.25       "Disbursing Agent"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                        1.1.26       "Disclosure Statement"   . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                        1.1.27       "Disputed Claim"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                        1.1.28       "Disputed Interest"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                        1.1.29       "Distribution Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                        1.1.30       "Distribution Record Date"   . . . . . . . . . . . . . . . . . . . . . . . . .    7
                        1.1.31       "DLI"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                        1.1.32       "Document Reviewing Centers"   . . . . . . . . . . . . . . . . . . . . . . . .    7
                        1.1.33       "Effective Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                        1.1.34       "Employment Agreement"   . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                        1.1.35       "Estate"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                        1.1.36       "Exchange Act"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                        1.1.37       "Existing Lender Agreements"   . . . . . . . . . . . . . . . . . . . . . . . .    8
                        1.1.38       "File," "Filed" or "Filing"  . . . . . . . . . . . . . . . . . . . . . . . . .    8
                        1.1.39       "Final Distribution Date"  . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                        1.1.40       "Final Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                        1.1.41       "Headley Claims"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                        1.1.42       "Impaired . . ."   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                        1.1.43       "Indenture Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                        1.1.44       "Intercompany Claim"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                        1.1.45       "Interest"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                        1.1.46       "Master Ballots"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                              PAGE
                                                                                                              ----
                 1.1.47       "MSI"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 1.1.48       "MSI Acquisition"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 1.1.49       "MSI Acquisition Note"   . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 1.1.50       "New Common Stock"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 1.1.51       "New Common Stock Registration Rights Agreement"   . . . . . . . . . . . . . .   10
                 1.1.52       "New Compensation Plans"   . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 1.1.53       "New Credit Facility"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 1.1.54       "New Credit Facility Agreement"  . . . . . . . . . . . . . . . . . . . . . . .   11
                 1.1.55       "New Credit Facility Documents"  . . . . . . . . . . . . . . . . . . . . . . .   11
                 1.1.56       "New Indenture"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 1.1.57       "New Intercreditor Agreement"  . . . . . . . . . . . . . . . . . . . . . . . .   11
                 1.1.58       "New PCL Certificate of Incorporation"   . . . . . . . . . . . . . . . . . . .   12
                 1.1.59       "New PCL Bylaws"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 1.1.60       "New Registration Rights Agreements"   . . . . . . . . . . . . . . . . . . . .   12
                 1.1.61       "New Securities"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 1.1.62       "New Senior Notes"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 1.1.63       "New Senior Notes Registration Rights Agreement"   . . . . . . . . . . . . . .   12
                 1.1.64       "New Unsecured Note"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 1.1.65       "New Warrant Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 1.1.66       "New Warrants"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 1.1.67       "Nu-Tech"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 1.1.68       "Nu-Tech Senior Debt Claim"  . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 1.1.69       "Nu-Tech Stock Purchase"   . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 1.1.70       "Official Committee"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 1.1.71       "Old Common Stock of . . ."  . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 1.1.72       "Old Indenture"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 1.1.73       "Old Stock Options"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 1.1.74       "Old Subordinated Debenture Claims"  . . . . . . . . . . . . . . . . . . . . .   14
                 1.1.75       "Old Subordinated Debentures"  . . . . . . . . . . . . . . . . . . . . . . . .   14
                 1.1.76       "Old Warrants"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 1.1.77       "Other Secured Claims"   . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 1.1.78       "PCL"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 1.1.79       "PCL/Subsidiary Debtor Merger"   . . . . . . . . . . . . . . . . . . . . . . .   15
                 1.1.80       "PCL/Subsidiary Debtor Merger Agreement"   . . . . . . . . . . . . . . . . . .   15
                 1.1.81       "Petition Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 1.1.82       "Plan"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 1.1.83       "Priority Claim"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 1.1.84       "Priority Tax Claim"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 1.1.85       "Pro Rata"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 1.1.86       "Professional"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 1.1.87       "Provider Agreements"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 1.1.88       "QCL"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 1.1.89       "RRLGC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 1.1.90       "Reinstated" or "Reinstatement"  . . . . . . . . . . . . . . . . . . . . . . .   18
                 1.1.91       "Reorganization Investment Yield"  . . . . . . . . . . . . . . . . . . . . . .   18
                 1.1.92       "Reorganized PCL"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

                               TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                                     PAGE
                                                                                                                     ----

                        1.1.93       "Schedules"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                        1.1.94       "Secured Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                        1.1.95       "Securities Act"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                        1.1.96       "Senior Debt Claims"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                        1.1.97       "Senior Lenders"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                        1.1.98       "Stipulation of Amount and Nature of Claim"  . . . . . . . . . . . . . . . . .   19
                        1.1.99       "Subsidiary Debtors"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                        1.1.100      "Substantive Consolidation"  . . . . . . . . . . . . . . . . . . . . . . . . .   19
                        1.1.101      "Sutter"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                        1.1.102      "Sutter Claims"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                        1.1.103      "Sutter Guaranty"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                        1.1.104      "Third-Party Disbursing Agent"   . . . . . . . . . . . . . . . . . . . . . . .   20
                        1.1.105      "Unimpaired Claim"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                        1.1.106      "Unsecured Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                        1.1.107      "Voting Condition"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                        1.1.108      "Voting Instructions"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                        1.1.109      "Voting Record Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         1.2            Rules of Interpretation, Computation of Time and Governing Law  . . . . . . . . . . . . . .   21
                        1.2.1        Rules of Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                        1.2.2        Computation of Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                        1.2.3        Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

ARTICLE II.             ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS . . . . . . . . . . . . . . . . . . . . . . .   22
         2.1            Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                        2.1.1        In General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                        2.1.2        Bar Date for Administrative Claims   . . . . . . . . . . . . . . . . . . . . .   23
                        2.1.3        Professionals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         2.2            Priority Tax Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         2.3            DIP Financing Facility Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         2.4            Quarterly Fees to U.S. Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

ARTICLE III.            CLASSIFICATION AND TREATMENT OF
                           CLASSIFIED CLAIMS AND INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         3.1            Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         3.2            Classification and Treatment of Claims and Interests  . . . . . . . . . . . . . . . . . . .   27
                        3.2.1        Class 1 - Priority Claims  . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                        3.2.2        Class 2 - Senior Debt Claims   . . . . . . . . . . . . . . . . . . . . . . . .   27
                        3.2.3        Class 3 - Nu-Tech Senior Debt Claims   . . . . . . . . . . . . . . . . . . . .   28
                        3.2.4        Class 4 - Other Secured Claims   . . . . . . . . . . . . . . . . . . . . . . .   29
                        3.2.5        Class 5 - Unsecured Claims   . . . . . . . . . . . . . . . . . . . . . . . . .   30
                        3.2.6        Class 6 - Old Subordinated Debenture Claims  . . . . . . . . . . . . . . . . .   30
                        3.2.7        Class 7 - Interests of holders of Old Common Stock in PCL  . . . . . . . . . .   31
                        3.2.8        Class 8 - Interests of holders of Interests in Subsidiaries  . . . . . . . . .   32

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                                     PAGE
                                                                                                                     ----


                        3.2.9        Class 9 - Interests of holders of Old Stock Options and Old Warrants   . . . .   32
         3.3            Special Provision Regarding Unimpaired Claims . . . . . . . . . . . . . . . . . . . . . . .   33
         3.4            Accrual of Postpetition Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

ARTICLE IV.             ACCEPTANCE OR REJECTION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         4.1            Voting Classes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         4.2            Acceptance by Impaired Classes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         4.3            Presumed Acceptance of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         4.4            Deemed Non-Acceptance of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         4.5            Non-Consensual Confirmation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE V.              MEANS FOR IMPLEMENTATION OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         5.1            Continued Corporate Existence, Vesting of Assets in Reorganized PCL, The PCL/Subsidiary
                        Debtor Merger and Preservation of Rights of Action  . . . . . . . . . . . . . . . . . . . .   35
                        5.1.1        Continued Corporate Existence and Vesting of Assets  . . . . . . . . . . . . .   35
                        5.1.2        The PCL/Subsidiary Debtor Merger   . . . . . . . . . . . . . . . . . . . . . .   36
                        5.1.3        Preservation of Rights of Action   . . . . . . . . . . . . . . . . . . . . . .   37
         5.2            The Other Restructuring Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                        5.2.1        Cancellation of Capital Stock, Existing Lender Agreements and Old
                                     Indenture; Surrender of Securities and Other Documentation   . . . . . . . . .   37
                        5.2.2        Reorganized PCL's Obligations Under the Plan   . . . . . . . . . . . . . . . .   38
                        5.2.3        Issuance of Securities and Related Documentation   . . . . . . . . . . . . . .   38
                        5.2.4        Establishment of New Credit Facility   . . . . . . . . . . . . . . . . . . . .   39
         5.3            Corporate Governance, Directors and Officers, Employment-Related Agreements and
                        Compensation Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                        5.3.1        Reorganized PCL Certificate of Incorporation and Bylaws  . . . . . . . . . . .   39
                        5.3.2        Reorganized PCL Directors and Officers   . . . . . . . . . . . . . . . . . . .   40
                        5.3.3        Employment, Retirement, Indemnification and Other Agreements and Incentive
                                     Compensation Programs; Retiree Health and Welfare Benefits   . . . . . . . . .   41
                        5.3.4        Corporate Action   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         5.4            Sources of Cash for Plan Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         5.5            Releases and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                        5.5.1        Releases by the Debtors  . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                        5.5.2        Releases by Holders of Claims or Interests   . . . . . . . . . . . . . . . . .   44
                                     5.5.2.1          Holders of Claims   . . . . . . . . . . . . . . . . . . . . .   44
                                     5.5.2.2          Holders of Interests  . . . . . . . . . . . . . . . . . . . .   45

                               TABLE OF CONTENTS
                                  (CONTINUED)



                                                                                                                     PAGE
                                                                                                                     ----


                                     5.5.2.3          Release of Official Committee   . . . . . . . . . . . . . . .   46
                                     5.5.2.4          Settlement of Sutter Claims   . . . . . . . . . . . . . . . .   47
                        5.5.3        Injunction Related to Releases   . . . . . . . . . . . . . . . . . . . . . . .   47
                        5.5.4        Limitation on Releases   . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         5.6            Release of Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         5.7            Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes . . . .   48

ARTICLE VI.             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES . . . . . . . . . . . . . . . . . . .   49
         6.1            Executory Contracts and Unexpired Leases to be Assumed or Assumed and Assigned  . . . . . .   49
                        6.1.1        Assumptions Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
                        6.1.2        Assignments Related to the PCL/Subsidiary Debtor Merger  . . . . . . . . . . .   50
                        6.1.3        Cure of Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         6.2            Executory Contracts and Unexpired Leases to be Rejected; Bar Date for Rejection Damages . .   51
                        6.2.1        Rejection Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                        6.2.2        Bar Date for Rejection Damages   . . . . . . . . . . . . . . . . . . . . . . .   52
         6.3            Special Executory Contract and Unexpired Lease Matters  . . . . . . . . . . . . . . . . . .   52
                        6.3.1        Existing Employment, Retirement and Other Agreements and Incentive
                                     Compensation Programs  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
                        6.3.2        Indemnification Obligations  . . . . . . . . . . . . . . . . . . . . . . . . .   52
         6.4            Executory Contracts and Unexpired Leases Entered Into and Other Obligations Incurred
                        After the Petition Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

ARTICLE VII.            PROVISIONS GOVERNING DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         7.1            Distributions for Claims and Interests Allowed as of the Effective Date . . . . . . . . . .   53
         7.2            Distributions by Disbursing Agents and the Indenture Trustee  . . . . . . . . . . . . . . .   55
                        7.2.1        Disbursing Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                                     7.2.1.1          Third-Party Disbursing Agent Provisions   . . . . . . . . . .   55
                                     7.2.1.2          Investment of Cash by the Third-Party Disbursing Agent  . . .   56
                        7.2.2        Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         7.3            Delivery of Distributions and Undeliverable or Unclaimed Distributions  . . . . . . . . . .   56
                        7.3.1        Delivery of Distributions in General   . . . . . . . . . . . . . . . . . . . .   56
                        7.3.2        Undeliverable Distributions  . . . . . . . . . . . . . . . . . . . . . . . . .   56
                                     7.3.2.1          Holding and Investment of Undeliverable Distributions   . . .   56

                               TABLE OF CONTENTS
                                  (CONTINUED)



                                                                                                                     PAGE
                                                                                                                     ----


                                     7.3.2.2          After Distributions Become Deliverable  . . . . . . . . . . .   57
                                     7.3.2.3          Failure to Claim Undeliverable Distributions  . . . . . . . .   58
         7.4            Distribution Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         7.5            Means of Cash Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         7.6            Timing and Calculation of Amounts to be Distributed . . . . . . . . . . . . . . . . . . . .   59
                        7.6.1        In General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
                        7.6.2        Distributions to Holders of Claims in Class 5  . . . . . . . . . . . . . . . .   60
                        7.6.3        Distributions of New Common Stock  . . . . . . . . . . . . . . . . . . . . . .   62
                        7.6.4        Distributions of New Senior Notes  . . . . . . . . . . . . . . . . . . . . . .   62
                        7.6.5        Distributions of New Warrants  . . . . . . . . . . . . . . . . . . . . . . . .   63
                        7.6.6        Compliance with Tax Requirements   . . . . . . . . . . . . . . . . . . . . . .   63
         7.7            Setoffs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         7.8            Surrender of Cancelled Debt Instruments or Securities . . . . . . . . . . . . . . . . . . .   65
                        7.8.1        Old Subordinated Debentures and Capital Stock Certificates   . . . . . . . . .   65
                        7.8.2        Lost, Stolen, Mutilated or Destroyed Existing Lender Agreements, Old
                                     Subordinated Debentures or Capital Stock Certificates  . . . . . . . . . . . .   66
                        7.8.3        Failure to Surrender Canceled Old Subordinated Debentures or Capital Stock
                                     Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

ARTICLE VIII.           PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND DISPUTED INTERESTS . . . . . . . . . . . . . .   67
         8.1            Prosecution of Objections to Claims and Interests . . . . . . . . . . . . . . . . . . . . .   67
                        8.1.1        Prior to the Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . .   67
                        8.1.2        After the Effective Date   . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         8.2            Treatment of Disputed Claims or Interests . . . . . . . . . . . . . . . . . . . . . . . . .   68
                        8.2.1        No Payments on Account of Disputed Claims or Interests   . . . . . . . . . . .   68
                        8.2.2        Resolution or Estimation of Claims   . . . . . . . . . . . . . . . . . . . . .   69
         8.3            Distributions on Account of Disputed Claims or Interests Once They Are Allowed  . . . . . .   70
         8.4            Provisions Regarding the Official Committee . . . . . . . . . . . . . . . . . . . . . . . .   70
                        8.4.1        Dissolution of the Official Committee and Formation of the Post-Effective
                                     Date Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
                        8.4.2        Post-Effective Date Committee Procedures   . . . . . . . . . . . . . . . . . .   71
                        8.4.3        Committee As Representative of Creditors   . . . . . . . . . . . . . . . . . .   71
                        8.4.4        Liability of Post-Effective Date Committee   . . . . . . . . . . . . . . . . .   72

                               TABLE OF CONTENTS
                                  (CONTINUED)



                                                                                                                     PAGE
                                                                                                                     ----

                        8.4.5        Committee Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
                        8.4.6        Retention of Professionals and Others by the Official Committee  . . . . . . .   73
                        8.4.7        Review of Official Committee Professional Fees   . . . . . . . . . . . . . . .   73
                        8.4.8        Termination of Post-Effective Date Committee   . . . . . . . . . . . . . . . .   73
                        8.4.9        Maintenance of Books and Records   . . . . . . . . . . . . . . . . . . . . . .   74

ARTICLE IX.             CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN . . . . . . . . . . . . .   74
         9.1            Conditions to Confirmation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         9.2            Conditions to Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         9.3            Waiver of Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         9.4            Effect of Nonoccurrence of Conditions to Effective Date . . . . . . . . . . . . . . . . . .   76

ARTICLE X.              CONFIRMABILITY AND SEVERABILITY OF PLAN AND CRAMDOWN  . . . . . . . . . . . . . . . . . . .   77
         10.1           Confirmability and Severability of a Plan . . . . . . . . . . . . . . . . . . . . . . . . .   77
         10.2           Cramdown  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

ARTICLE XI.             DISCHARGE OF CLAIMS, TERMINATION OF INTERESTS, INJUNCTIONS AND SUBORDINATION RIGHTS . . . .   78
         11.1           Discharge of Claims and Termination of Interests  . . . . . . . . . . . . . . . . . . . . .   78
         11.2           Injunctions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
                        11.2.1       Injunction Related to Discharged Claims and Terminated Interests   . . . . . .   79
                        11.2.2       Released Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
                        11.2.3       Consent to Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
         11.3           Termination of Subordination Rights and Settlement of Related Claims and Controversies  . .   80
         11.4           Limitation of Liability in Connection with the Plan, Disclosure Statement and Related
                        Documents and Related Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82

ARTICLE XII.            RETENTION OF JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83

ARTICLE XIII.           MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         13.1           Payment of Statutory Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         13.2           Modification of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         13.3           Revocation of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         13.4           Severability of Plan Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         13.5           Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
         13.6           Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
         13.7           Service of Documents on the Debtors or Reorganized PCL  . . . . . . . . . . . . . . . . . .   87

                               TABLE OF EXHIBITS





  EXHIBIT                    NAME
  -------                    ----
    A       Reorganized PCL Certificate of Incorporation*

    B       Reorganized PCL Bylaws*

    C       PCL/Subsidiary Debtor Merger Agreement*

    D       List of Senior Lenders

    E       List of Existing Lender Agreements

    F(1)    New Notes Registration Rights Agreement*

    F(2)    New Common Stock Registration Rights Agreement*

    G       New Warrant Agreement*

    H       Indenture for New Senior Notes*

    I Exclusive Schedule of Executory Contracts and Unexpired Leases to be Rejected

    J       Summaries of New Compensation Plans

    K       List of New Employment, Retirement, Indemnification and Other
            Agreements and Incentive Compensation Programs That Will Remain in
            Effect as of the Effective Date

    L       Non-Exclusive List of Retained Claims, Rights and Causes of Action


___________________

* These Exhibits will not be distributed to creditors or shareholders with the Plan. All such Exhibits are summarized in the Disclosure Statement. In addition, all such Exhibits have been filed with the Court and are available upon request to counsel for the Debtors. In addition, all such Exhibits are available for review at the Document Reviewing Centers.